The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-286362-02
SUBJECT TO COMPLETION DATED JUNE 22, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 20, 2026)
$200,000,000
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
doing business as EVERSOURCE ENERGY
5.35% First Mortgage Bonds, Series X, due 2033

This is a public offering by Public Service Company of New Hampshire, doing business as Eversource Energy, of $200,000,000 aggregate principal amount of its 5.35% First Mortgage Bonds, Series X, due 2033, referred to in this prospectus supplement as the “Series X Bonds offered hereby.”
On September 25, 2023, we issued $300,000,000 of 5.35% First Mortgage Bonds, Series X, due 2033, and on April 1, 2024, we issued an additional $300,000,000 of 5.35% First Mortgage Bonds, Series X, due 2033 (together, the “Existing Series X Bonds”). The Series X Bonds offered hereby will be part of the same series of first mortgage bonds issued under the Public Service Company of New Hampshire Indenture as the Existing Series X Bonds. The Series X Bonds offered hereby will have the same CUSIP number as, and will be fungible with, the Existing Series X Bonds. Upon the issuance of the Series X Bonds offered hereby, the principal amount of outstanding Series X Bonds will be $800,000,000.
We will pay interest on the Series X Bonds semi-annually in arrears on April 1 and October 1 of each year, beginning for the Series X Bonds offered hereby on October 1, 2026. The Series X Bonds will mature on October 1, 2033. We may redeem some or all of the Series X Bonds at our option in the manner and at the applicable redemption price described under “Description of the Series X Bonds — Optional Redemption.”
The Series X Bonds will rank equally with all of our other existing and future first mortgage bonds issued under our first mortgage indenture.
The Series X Bonds will not be listed on any securities exchange or any automated dealer quotation system.
Investing in the Series X Bonds involves risks. See “Risk Factors” on page S-3 of this prospectus supplement.
	Per Series X Bond	Total
Public offering price	%		$(1)
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest on the Series X Bonds offered hereby from, and including, April 1, 2026 to, but excluding, the date of delivery (totaling $      if the date of delivery is June    , 2026).

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Series X Bonds offered hereby should not be purchased, held or otherwise acquired by a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (“specified foreign entity”). Each purchaser of the Series X Bonds offered hereby (including all affiliated entities that participate in such purchase), by accepting such Series X Bonds offered hereby, will be deemed to have represented, warranted and agreed that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Series X Bonds offered hereby, a specified foreign entity.
The underwriters expect to deliver the Series X Bonds offered hereby in book-entry form through the facilities of The Depository Trust Company in New York, New York for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about June    , 2026.

Joint Book-Running Managers
KeyBanc Capital Markets
PNC Capital Markets LLC
US Bancorp
Co-Managers
Ramirez & Co., Inc.Siebert Williams Shank
The date of this prospectus supplement is June   , 2026.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus or any free writing prospectus authorized by us. This prospectus supplement and the accompanying prospectus are an offer to sell only the Series X Bonds offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of our offering of the Series X Bonds offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents relating to us incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains a general description of our first mortgage bonds (the “PSNH Bonds”) of which the Series X Bonds is a series. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement shall control.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with our parent, Eversource Energy, a Massachusetts business trust and voluntary association (“ES Parent”), and certain of our other affiliates with the Securities and Exchange Commission (the “SEC”) using a “shelf registration process” as a “well-known seasoned issuer.” Under the shelf registration process, we may, from time to time, issue and sell to the public the PSNH Bonds described in the accompanying prospectus up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the Series X Bonds offered hereby and this offering.
In this prospectus supplement, “PSNH,” the “Company,” “we,” “our,” “ours” and “us” refer to Public Service Company of New Hampshire, doing business as Eversource Energy, unless the context otherwise requires. In addition, in this prospectus supplement, references to the “Existing Series X Bonds” refer to the $300,000,000 of 5.35% First Mortgage Bonds, Series X, due 2033, that we issued on September 25, 2023, and the additional $300,000,000 of 5.35% First Mortgage Bonds, Series X, due 2033, that we issued on April 1, 2024, references to the “Series X Bonds offered hereby” refer to the 5.35% First Mortgage Bonds, Series X, due 2033, that we are offering pursuant to this prospectus supplement and references to the “Series X Bonds” refer to the Existing Series X Bonds and the Series X Bonds offered hereby, collectively.

DOCUMENTS INCORPORATED BY REFERENCE
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, we are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov. You can find additional information about us at ES Parent’s website at http://www.eversource.com. The information on this website is not a part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference only the information that relates to us. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, until we sell all of the Series X Bonds offered hereby:
•
our Annual Report on Form 10-K for the year ended December 31, 2025;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026; and

•
our Current Reports on Form 8-K filed with the Commission on January 30, 2026, March 31, 2026 and May 6, 2026 (except for portions of such reports which were deemed to be furnished and not filed).

We and our parent company, ES Parent, separately filed the combined Annual Report on Form 10-K and the Quarterly Report on Form 10-Q referenced above. However, the information contained in those combined reports relating solely to our parent and its subsidiaries (other than us and our subsidiaries), was separately filed by ES Parent on its behalf, and the information contained in those combined reports relating solely to us was separately filed by us. We do not intend to incorporate by reference into this prospectus supplement or the accompanying prospectus the information relating to ES Parent and its subsidiaries (other than us and our subsidiaries), and we make no representations as to the information relating to ES Parent and its subsidiaries (other than us and our subsidiaries) contained in such combined reports. The only information in these reports that we are providing you for purposes of determining whether to invest in the securities offered hereby is the information of us and our subsidiaries contained in this prospectus supplement and the accompanying prospectus, the information separately provided by us and our subsidiaries in the documents incorporated by reference herein and any free writing prospectus used in connection with the offering of securities described in this prospectus supplement.
We will provide to each person, including any beneficial owner of the Series X Bonds offered hereby to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus. We will deliver this information upon written or oral request and provide this information at no cost to the requester. You should direct your request to:
Matthew P. Fallon
Assistant Treasurer, Corporate Finance and Cash Management
Public Service Company of New Hampshire
dba Eversource Energy
247 Station Drive
Westwood, MA 02090
(860) 665-6242

RISK FACTORS
Investing in the Series X Bonds involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and under “Risk Factors” in Item 1A of Part 2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, the information contained under “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in this prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the Series X Bonds offered hereby.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995
We make statements in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference that are statements concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to:
•
cyber events or breaches, including acts of war or terrorism, affecting our systems or the systems of third parties on which we rely,

•
unauthorized access to, and the misappropriation of, confidential and proprietary Company, customer, employee, financial or system operating information,

•
actions or inaction of local, state and federal regulatory, public policy and taxing bodies,

•
changes in laws, regulations, Presidential executive orders or regulatory policy, including compliance with laws and regulations, which may impact the cost of compliance and strategic initiatives of the Company,

•
adverse publicity, which can harm our reputation, influence legislative and regulatory bodies, and result in unfavorable outcomes,

•
variability in the costs and final investment returns of the Revolution Wind and South Fork Wind offshore wind projects as it relates to the purchase price post-closing adjustment under the terms of the sale agreement for these projects,

•
the ability to qualify for investment tax credits,

•
extreme weather, including severe storms, due to the impacts of climate change, and fluctuations in weather patterns,

•
adequacy, contamination of, or disruption in, our water supplies,

•
physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems,

•
ability or inability to commence and complete our major strategic development projects and opportunities,

•
breakdown, failure of, or damage to operating equipment, information technology systems, or processes of our transmission and distribution systems,

•
changes in levels or timing of capital expenditures, including unplanned expenditures and increased capital expenditure requirements,

•
changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model,

•
substandard performance of third-party suppliers and service providers, or counterparties not meeting their obligations,

•
limits on our access to, or increases in, the cost of capital, including disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly,

•
changes in economic conditions, including impact on interest rates, tax policies, tariffs and customer demand and payment ability,

•
changes in accounting standards and financial reporting regulations,

•
actions of rating agencies, and

•
other presently unknown or unforeseen factors.

Other risk factors are detailed in our reports filed with the SEC and updated as necessary, and we encourage you to consult such disclosures.
All such factors are difficult to predict and contain uncertainties that may materially affect our actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by the federal securities laws, we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see “Risk Factors” on page S-3 of this prospectus supplement and in the corresponding sections in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
General
Public Service Company of New Hampshire, doing business as Eversource Energy, is a New Hampshire corporation and wholly-owned subsidiary of Eversource Energy, a Massachusetts business trust and voluntary association, and a public utility holding company registered with the Federal Energy Regulatory Commission (“FERC”). We are primarily engaged in the purchase, transmission, delivery and sale of electricity to residential, commercial and industrial customers. As of December 31, 2025, we furnished retail franchise electric service to approximately 549,000 retail customers in 206 cities and towns in New Hampshire. We have two wholly-owned subsidiaries: Properties, Inc., a real estate company, and PSNH Funding LLC 3, a bankruptcy remote, special purpose, wholly-owned, consolidated subsidiary formed solely to issue rate reduction bonds to finance our unrecovered remaining costs associated with the divestiture of our generation assets. We do not own any electric generation facilities. Our principal executive offices are located at Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101-1134 and our telephone number is (800) 286-5000.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the Series X Bonds offered hereby after payment of the underwriting discount and our expenses will be approximately $       million. We will use the net proceeds of the offering of the Series X Bonds offered hereby to refinance short-term debt and fund capital expenditures and working capital. As of June 18, 2026, we had approximately $7.4 million of short-term debt outstanding (which had a weighted-average annual interest rate at that date of approximately 4.04%).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
We have derived the selected historical consolidated financial information set forth below as of and for the years ended December 31, 2025, 2024, 2023, 2022, and 2021 from our annual consolidated financial statements. Our annual consolidated financial statements for each of such years have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. Our annual consolidated financial statements for the three-year period ended December 31, 2025, the accompanying notes and the report from Deloitte & Touche LLP are included in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein. We have derived the selected historical consolidated financial information set forth below as of and for the three months ended March 31, 2026 from our unaudited quarterly financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is incorporated by reference herein. Such quarterly information is not necessarily indicative of the results that may be expected for the entire year.
The following material, which is presented in this prospectus supplement solely to furnish summary information, is qualified by, and should be considered in conjunction with, the more detailed information appearing in the documents incorporated by reference herein.
(In thousands)	Three Months Ended March 31, 2026 (unaudited)	Years Ended December 31,
		2025	2024	2023	2022	2021
Income Statement Data
Operating Revenues	$383,517	$1,376,351	$1,294,493	$1,447,873	$1,474,799	$1,177,248
Operating Expenses	259,598	967,879	962,718	1,147,011	1,225,033	945,044
Operating Income	123,919	408,472	331,775	300,862	249,766	232,204
Net income	79,777	269,354	214,883	195,659	171,570	150,338
(In thousands)	As of March 31, 2026 (unaudited)	As of December 31,
		2025	2024	2023	2022	2021
Balance Sheet Data
Total assets	$7,091,288	$7,029,231	$6,641,941	$5,993,451	$5,202,654	$4,740,784
Rate reduction bonds(1)	302,467	324,072	367,282	410,492	453,702	496,912
Long-term debt(2)	2,031,850	2,031,323	1,732,066	1,431,591	1,164,582	1,163,833
Common stockholder’s equity	2,917,033	2,876,156	2,706,802	2,353,919	1,870,187	1,592,713

(1)
Includes current portion of rate reduction bonds. Rate reduction bonds are non-recourse to us.

(2)
Excludes rate reduction bonds. Includes current portion of long-term debt.

CAPITALIZATION
The following table sets forth our debt and equity capitalization as of March 31, 2026 (i) on an actual basis and (ii) as adjusted to give effect to this offering of Series X Bonds offered hereby and the application of the estimated net proceeds of this offering as described under “Use of Proceeds” on page S-7 of this prospectus supplement. You should read this table in conjunction with our selected historical consolidated financial information presented elsewhere in this prospectus supplement along with our consolidated financial statements and accompanying notes incorporated by reference herein.
	As of March 31, 2026
	Actual		As Adjusted
(Dollars in thousands)	$	%	$	%
Capitalization
Long-term debt(1)	$2,031,850	40.4%
Short-term debt(2)	79,400	1.6
Common stockholder’s equity	2,917,033	58.0
Total capitalization	$5,028,283	100.0%

(1)
Excludes rate reduction bonds. Includes current portion of long-term debt.

(2)
Consists solely of amounts payable to ES Parent.

DESCRIPTION OF THE SERIES X BONDS
The description of the Series X Bonds below supplements the description of the PSNH Bonds under the caption “General Description of the Securities We May Sell — Public Service Company of New Hampshire — The PSNH Bonds” in the accompanying prospectus. If the descriptions are inconsistent, this prospectus supplement controls. You should read the accompanying prospectus for a detailed summary of additional provisions of the Series X Bonds and of the PSNH Indenture (as defined below). The following summary and the description set forth in the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the PSNH Indenture and the Restatement (as defined in “General Description of the Securities We May Sell — Public Service Company of New Hampshire — The PSNH Bonds — Amendment and Restatement of the PSNH Indenture” in the accompanying prospectus). Capitalized terms used but not defined in this prospectus supplement have the meanings given to them in the accompanying prospectus.
General
The Series X Bonds offered hereby are described below and in the accompanying prospectus. The Series X Bonds are a separate series of the PSNH Bonds described in the accompanying prospectus. The Existing Series X Bonds were issued under the twenty-sixth Supplemental Indenture, dated as of September 1, 2023, and the twenty-seventh Supplemental Indenture, dated as of April 1, 2024, each between us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as successor trustee (the “PSNH Trustee”), supplementing our first mortgage indenture, dated as of August 15, 1978, as amended and supplemented (the “PSNH Indenture”) and described below and in the accompanying prospectus. The Series X Bonds offered hereby will be issued under the twenty-ninth Supplemental Indenture, dated as of June 1, 2026, between us and the PSNH Trustee, further supplementing the PSNH Indenture. The Existing Series X Bonds, in the aggregate principal amount of $600,000,000, consist of $300,000,000 issued on September 25, 2023, and an additional $300,000,000 issued on April 1, 2024. The Series X Bonds offered hereby are being offered in the aggregate principal amount of $200,000,000 and will mature on October 1, 2033. The Series X Bonds offered hereby will have the same CUSIP number as, and will have identical terms (other than the date of issuance, the first interest payment date and the public offering price) and be fungible with, the Existing Series X Bonds. Upon the issuance of the Series X Bonds offered hereby, the aggregate principal amount of outstanding Series X Bonds will be $800,000,000.
The Series X Bonds rank equally with all of our other existing and future first mortgage bonds issued under the PSNH Indenture. We may, without the consent of the holders of Series X Bonds, create and issue, pursuant to a separate supplemental indenture, additional PSNH Bonds having the same terms and conditions as the Series X Bonds, including having the same related CUSIP number, except for the date of original issuance, the public offering price and, if applicable, the initial interest payment date. Additional PSNH Bonds issued in this manner shall be consolidated and form a single series with the Series X Bonds.
The PSNH Indenture permits, subject to various conditions and restrictions set forth therein, the issuance of an unlimited amount of additional PSNH Bonds. Please refer to “General Description of the Securities We May Sell — Public Service Company of New Hampshire — The PSNH Bonds — Issuance Test for New PSNH Bonds” in the accompanying prospectus, and “— Issuance Test for Additional PSNH Bonds” below. Please also refer to “General Description of the Securities We May Sell — Public Service Company of New Hampshire — The PSNH Bonds — Amendment and Restatement of the PSNH Indenture” in the accompanying prospectus with respect to certain amendments to the PSNH Indenture that will automatically become effective upon receipt of the consent of 100% of all the PSNH Bonds outstanding. By virtue of purchasing the Series X Bonds offered hereby, each holder thereof, including beneficial interests therein, will be deemed to have consented to such amendments.
The Series X Bonds are not entitled to the benefit of any sinking fund. The Series X Bonds may be redeemed at our option only under the circumstances described in this prospectus supplement under “— Optional Redemption”.
We will issue the Series X Bonds offered hereby in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000. The PSNH Trustee will register transfers and exchanges of the Series X Bonds and will serve as paying agent for the Series X Bonds. Principal and interest on the Series X

Bonds will be payable at the PSNH Trustee’s corporate trust office in Boston, Massachusetts. We will initially issue the Series X Bonds offered hereby in global form. Please refer to “— Global Securities” in this prospectus supplement and “Book-Entry, Delivery and Form” in the accompanying prospectus.
Interest
The Series X Bonds bear interest at the rate of 5.35% per year. We will pay interest semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”). The first Interest Payment Date for the Series X Bonds offered hereby will be October 1, 2026, and the final Interest Payment Date, unless previously redeemed, will be October 1, 2033, the date on which the Series X Bonds mature. Interest on the Series X Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period less than a full month, on the basis of the actual number of days elapsed. If an Interest Payment Date, redemption date or the maturity date of the Series X Bonds falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day (without any interest or other payment in respect of such delay).
Interest on the Series X Bonds offered hereby will accrue from, and including, April 1, 2026 (the most recent Interest Payment Date of the Existing Series X Bonds) to, and excluding, the next Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. In addition, interest that is overdue shall bear interest at the rate of 5.35% per year.
We will pay the interest due on any Interest Payment Date to the person in whose name the Series X Bonds are registered at the close of business on any record date.
“Record date” with respect to any Interest Payment Date means the March 15 or September 15, as the case may be, next preceding such Interest Payment Date, or, if such March 15 or September 15 shall be a legal holiday or a day on which banking institutions in New York, New York are authorized pursuant to law to close and on which the corporate trust offices of the PSNH Trustee in Boston or Minnesota are not open for business, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.
Issuance Test for Additional PSNH Bonds
The accompanying prospectus describes the issuance test for additional PSNH Bonds. Please refer to “General Description of the Securities We May Sell — Public Service Company of New Hampshire — The PSNH Bonds — Issuance Test for New PSNH Bonds” in the accompanying prospectus. The aggregate principal amount of all PSNH Bonds and secured debt outstanding as of the date of this prospectus supplement is $2,050,000,000. Under the issuance test, after giving effect to the issuance of the Series X Bonds offered hereby, the aggregate amount of all outstanding bonds and secured debt ($2,250,000,000) may not exceed 75% of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture ($5,337,675,532) plus (2) certain cash on deposit with the PSNH Trustee ($19,569.86), in each case as of April 30, 2026, which equals $4,003,271,326.
Optional Redemption
Prior to the Par Call Date, we may redeem the Series X Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the Series X Bonds to be redeemed and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series X Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the Series X Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date we may redeem the Series X Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Series X Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Par Call Date” means July 1, 2033 (the date that is three months prior to the maturity date of the Series X Bonds).
“Treasury Rate” means, with respect to any redemption date, yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The PSNH Trustee shall have no responsibility to calculate the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the Series X Bonds for redemption will be made by or pursuant to the applicable depositary’s procedures. No notes of a principal amount of $2,000 or less will be redeemed in part. If any Series X Bond is to be redeemed in part only, the notice of redemption that relates to the Series X Bond will state the portion of the principal amount of the Series X Bond to be redeemed. A new Series X Bond in a principal amount equal to the unredeemed portion of the Series X Bond will be issued in the name of the holder of the Series X Bond upon surrender for cancellation of the original Series X Bond. For so long as the Series X Bonds are held by DTC (or another depositary), the redemption of the Series X Bonds shall be done in accordance with the policies and procedures of the depositary.
On and after the redemption date interest will cease to accrue on the Series X Bonds or portions thereof called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the Series X Bonds to be redeemed on such date.
Any redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of a related transaction or event, as the case may be, and any notice of redemption made in connection with a related transaction or event may, at our discretion, be given prior to the completion or the occurrence thereof. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, at our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by us in our sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in our discretion if in its good faith judgment any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, we shall provide written notice prior to the close of business on the business day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Series X Bonds shall be rescinded or delayed as provided in such notice.
Global Securities
When the Series X Bonds are initially issued they will be represented by one or more global securities (the “Global Securities”). The Global Securities will have an aggregate principal amount equal to that of the Series X Bonds. Each Global Security will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co., a nominee of DTC.
The Global Securities will bear legends stating the restrictions on exchanges and registration of transfer and any other matters provided for by the PSNH Indenture. Please refer to “Book-Entry, Delivery and Form” in the accompanying prospectus.
You may elect to hold interests in a Global Security either in the United States through DTC or outside the United States through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, or its successor, as operator of the Euroclear System (“Euroclear”), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
Certain Notices
With respect to Series X Bonds represented by a Global Security, notices to be given to the holders of such Series X Bonds will be deemed to have been duly given to the holders when given to DTC, or its nominee, in accordance with DTC’s policies and procedures. We believe that DTC’s practice is to inform its participants of any such notice it receives in accordance with its policies and procedures. Persons who hold beneficial interests in the Series X Bonds through DTC or its direct or indirect participants may wish to consult with them about how notices and other communications relating to the Series X Bonds may be given and received through the facilities of DTC. Neither we nor the PSNH Trustee will have any responsibility with respect to those policies and procedures or for any notices or other communications among DTC, its direct and indirect participants and the beneficial owners of the Series X Bonds in global form.

With respect to Series X Bonds not represented by a Global Security, notices to be given to the holders of the Series X Bonds will be deemed to have been duly given to the holders upon the mailing of such notices to the holders at their respective addresses as they appear on the security register maintained by us or our agent as of the close of business the day before notice is given. Neither the failure to give any notice nor any defect in any notice given to a particular holder will affect the sufficiency of any notice given to another holder.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain anticipated United States federal income tax consequences of the purchase, ownership and disposition of Series X Bonds. Except where noted, this summary deals only with Series X Bonds held as capital assets by beneficial owners of the Series X Bonds who purchase Series X Bonds in this offering at the price listed on the cover. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder, and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the United States federal income tax laws, such as persons that mark to market their securities, financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, broker-dealers, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold Series X Bonds as part of a hedge against currency or interest rate risks or that hold Series X Bonds as part of a straddle, conversion transaction or other integrated investment. This summary does not address any aspect of state, local or foreign taxation.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Series X Bond that is, for United States federal income tax purposes:
•
an individual citizen or resident of the United States,

•
a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state thereof or the District of Columbia,

•
an estate, the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust, if (1) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) it has a valid election in effect to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a Series X Bond that is not a U.S. Holder or a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes).
If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of Series X Bonds, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships (and partners in such partnerships) that are beneficial owners of Series X Bonds should consult their tax advisors.
Qualified Reopening.   For United States federal income tax purposes, we currently intend to treat the Series X Bonds offered hereby as being issued in a “qualified reopening” of the Existing Series X Bonds. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the Series X Bonds offered hereby will have the same issue date, the same issue price and the same adjusted issue price as the Existing Series X Bonds for U.S. federal income tax purposes. Under the qualified reopening rules, because (i) the Existing Series X Bonds were not issued with “original issue discount” for U.S. federal income tax purposes, and (ii) the Series X Bonds offered hereby will be issued with no more than a de minimis amount of original issue discount (absent the application of the qualified reopening rules) for U.S. federal income tax purposes, the Series X Bonds offered hereby also do not have original issue discount. The remainder of this discussion assumes the correctness of the treatment described in this paragraph.
U.S. Holders
Payments of Interest.   Interest paid on the Series X Bonds will be included in the income of a U.S. Holder as ordinary income at the time it is received or accrued, in accordance with such holder’s regular method of accounting for United States federal income tax purposes.

Pre-Issuance Accrued Interest.   A portion of the price paid for the Series X Bonds offered hereby may be allocable to unpaid stated interest accrued prior to the date such Series X Bonds are sold pursuant to this offering (“pre-issuance accrued interest”). We intend to treat a portion of the first stated interest payment on the Series X Bonds offered hereby in an amount equal to the pre-issuance accrued interest as a return of the pre-issuance accrued interest and not as an amount payable on such Series X Bonds. Amounts treated as a return of the pre-issuance accrued interest should not be taxable to a U.S. holder when received. Prospective purchasers of Series X Bonds offered hereby should consult their tax advisors with respect to the tax treatment of pre-issuance accrued interest.
Bond Premium.   If a Series X Bond offered hereby is purchased at a price in excess of such Series X Bond’s stated principal amount (excluding any amounts that are treated as pre-issuance accrued interest as described under “Pre-Issuance Accrued Interest” above), a U.S. holder will have bond premium with respect to that Series X Bond in an amount equal to such excess. A U.S. holder generally may elect to amortize bond premium using the constant yield method as an offset to interest income over the period from the U.S. holder’s purchase date to the Series X Bond’s maturity date. A U.S. holder that elects to amortize bond premium must reduce its tax basis in the related Series X Bond by the amount of the amortized bond premium. Any election to amortize bond premium applies to all other debt obligations with bond premium (other than obligations the interest on which is excludible from gross income) held by the U.S. holder during the first taxable year to which the election applies or thereafter acquired by the holder. The election may not be revoked without the consent of the IRS. Amortizable bond premium is treated as a reduction of interest on the Series X Bond instead of as a deduction. The offset of amortizable bond premium against interest income on the Series X Bond occurs when income is taxable to a U.S. holder as received or accrued, in accordance with such U.S. holder’s method of accounting for such income.
Sale, Exchange or Other Taxable Disposition of a Series X Bond.   Upon the sale, exchange, redemption or other taxable disposition of a Series X Bond, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition, excluding any amounts attributable to accrued but unpaid interest (which will be taxable as ordinary interest income to the extent not already included in income), and the U.S. Holder’s tax basis in the Series X Bond. A U.S. Holder’s tax basis in a Series X Bond generally will equal its cost. This gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder has held the Series X Bond for more than one year at the time of taxable disposition and otherwise will be short-term capital gain or loss. For non-corporate U.S. Holders, long-term capital gains are subject to tax at a preferential rate. The deductibility of capital losses of all U.S. Holders is subject to limitations.
Additional Medicare Tax.   Section 1411 of the Code imposes a 3.8% tax on the “net investment income” (which generally includes gain from a sale or exchange of the Series X Bonds or interest with respect to the Series X Bonds) of certain U.S. individuals, trusts and estates in excess of certain thresholds ($250,000 in the case of a married taxpayer filing jointly and generally $200,000 in other cases).
Non-U.S. Holders
Payments of Interest.   Payments of interest on a Series X Bond received or accrued by a Non-U.S. Holder generally will qualify for the “portfolio interest” exemption and generally will not be subject to United States federal income tax or withholding tax, as long as the Non-U.S. Holder:
•
does not conduct a trade or business in the United States with respect to which the interest is effectively connected,

•
does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of the stock of the Company entitled to vote, within the meaning of Section 871(h)(3) of the Code, is not a “controlled foreign corporation” with respect to which the Company is a “related person” within the meaning of Section 881(c)(3)(C) of the Code,

•
is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code, and

•
satisfies the certification requirements described below.

The certification requirements will be satisfied if either (1) the beneficial owner of the Series X Bond provides its name and address, and timely certifies on a properly completed IRS Form W-8BEN or

W-8BEN-E (or other appropriate form), under penalties of perjury, to the Company or to the person who otherwise would be required to withhold U.S. tax, that such owner is a Non-U.S. Holder or (2) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the Series X Bond in such capacity timely certifies on a properly completed IRS Form W-8IMY, under penalties of perjury, to the Company or to the person who otherwise would be required to withhold U.S. tax, that such statement has been received from the beneficial owner of the Series X Bond by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to the Company or to the person who otherwise would be required to withhold U.S. tax a copy thereof. Special certification and other rules apply to certain non-U.S. holders that are pass-through entities rather than individuals.
A Non-U.S. Holder that is not exempt from United States federal income tax or withholding tax under these rules generally will be subject to United States federal withholding tax at a rate of 30 percent unless:
•
the income is effectively connected with the conduct of a United States trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder), in which case the interest will be subject to United States federal income tax on a net income basis as applicable to U.S. Holders generally (unless an applicable income tax treaty provides otherwise), or

•
an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

A Non-U.S. Holder that is treated as a corporation for United States federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax,” which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the tax is reduced or eliminated by an applicable income tax treaty.
To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a United States trade or business, the Non-U.S. Holder must provide the appropriate, properly executed IRS forms in a timely manner (generally an IRS Form W-8BEN, W-8BEN-E or W-8ECI).
IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI (or other appropriate form) are required to be periodically updated.
Sale, Exchange or Other Taxable Disposition of a Series X Bond.   Subject to the discussion under “— Non-U.S. Holders - Payments of Interest” above, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, retirement or other disposition of a Series X Bond unless (1) such gain is effectively connected with the conduct by the Non-U.S. Holder of a United States trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder) or (2) in the case of a Non-U.S. Holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.
Except to the extent that an applicable income tax treaty otherwise provides, generally a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder with respect to gain that is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business. A Non-U.S. Holder that is treated as a corporation for United States federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above.
FATCA.   The Foreign Account Tax Compliance Act, or “FATCA,” generally imposes a withholding tax of 30% on payments of interest on a debt obligation of a U.S. issuer made to (a) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government (or is required by applicable local law) to collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution; or (b) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or identifying its substantial U.S. owners, which generally includes any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity.
Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA and whether it may be relevant to such holder’s acquisition, ownership and disposition of the Series X Bonds.
Information Reporting and Backup Withholding
A U.S. Holder (other than an “exempt recipient”, including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at the applicable statutory rate on, and to information reporting with respect to, payments of principal, premium, if any, and interest on the Series X Bonds, and proceeds from the sale, exchange or other disposition of the Series X Bonds, if the U.S. Holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements. Backup withholding tax is not an additional tax and may be credited against a U.S. Holder’s regular United States federal income tax liability or refunded by the IRS.
Payments of interest to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, whether or not such interest is subject to withholding. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders are generally exempt from backup withholding and additional information reporting on payments of principal, premium (if any), or interest (including original issue discount), provided that the Non-U.S. Holder (1) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (2) otherwise establishes an exemption. Any backup withholding tax generally will be allowed as a credit or refund against the Non-U.S. Holder’s United States federal income tax liability, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING
KeyBanc Capital Markets Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, between us and the representatives on behalf of each of the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters have severally, but not jointly, agreed to purchase, the principal amount of Series X Bonds offered hereby set forth opposite its name below:
Underwriters	Principal Amount of Series X Bonds
KeyBanc Capital Markets Inc.	$
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank & Co., LLC
Total		$200,000,000
In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Series X Bonds offered hereby if any of the Series X Bonds offered hereby are purchased. The obligations of the underwriters, including their agreement to purchase the Series X Bonds offered hereby from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions and to approval of legal matters by counsel. The offering of the Series X Bonds offered hereby by the underwriters is subject to the receipt and acceptance of, and subject to the underwriters’ right to reject, any order in whole or in part.
We have agreed to pay the underwriters    % of the principal amount of the Series X Bonds offered hereby, or $     . The underwriters have advised us that they initially propose to offer the Series X Bonds offered hereby directly to the public at the public offering price set forth on the cover page hereof and may offer the Series X Bonds offered hereby to certain dealers at a price that represents a concession not in excess of    % of the principal amount of the Series X Bonds offered hereby. The underwriters may allow, and any such dealers may reallow, a concession to certain other dealers not in excess of    % of the principal amount of the Series X Bonds offered hereby, on sales to other dealers. After the initial offering of the Series X Bonds offered hereby, the offering price and other selling terms may from time to time be varied by the underwriters.
The Series X Bonds will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Series X Bonds after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. There may not be a liquid or active public market for the Series X Bonds. If an active public trading market for the Series X Bonds does not develop, the market prices and liquidity of the Series X Bonds may be adversely affected.
In order to facilitate the offering of the Series X Bonds offered hereby, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the Series X Bonds. Specifically, the representatives may overallot in connection with the offering of the Series X Bonds offered hereby, creating a short position in such series for their own accounts. In addition, to cover overallotments or to stabilize the price of Series X Bonds, the representatives may bid for, and purchase, Series X Bonds in the open market. Finally, the representatives may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Series X Bonds in the offering, by repurchasing previously distributed Series X Bonds in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Series X Bonds above independent market levels. The representatives are not required to engage in these activities and may end any of these activities at any time without notice. The representatives also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase Series X Bonds originally sold by that syndicate member.

We estimate that our expenses in connection with the offer and sale of the Series X Bonds offered hereby, excluding underwriting discounts, will be approximately $855,000.
We have agreed to indemnify the several underwriters against or contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.
We expect to deliver the Series X Bonds offered hereby against payment for such Series X Bonds on or about the date specified in the last paragraph of the cover page of this prospectus supplement (the delivery date), which will be the sixth business day (“T+6”) following the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series X Bonds offered hereby prior to the date that is one business day before the delivery date will be required, by virtue of the fact that the Series X Bonds offered hereby initially will settle in T+6, to specify alternative settlement arrangements to prevent a failed settlement.
Relationships; Conflicts of Interest
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and will continue to perform, various investment or commercial banking and financial advisory services for us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation. Currently, certain of the underwriters, either directly or through affiliates, are lenders under certain ES Parent credit facilities. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours and our affiliates. If any of the underwriters or their affiliates has a lending relationship with us certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series X Bonds. Any such credit default swaps or short positions could adversely affect future trading prices of the Series X Bonds. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the PSNH Indenture.
Selling Restrictions
Australia
This prospectus supplement, the accompanying prospectus or any other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Series X Bonds offered hereby does not constitute a product disclosure document or prospectus under Chapter 6D.2 of the Corporation Act and has not been or will not be lodged with the Australian Securities & Investments Commission (“ASIC”). This prospectus supplement and the accompanying prospectus have not been lodged with ASIC, are only directed to certain categories of exempt persons, and do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia. Accordingly, if you receive this document in Australia:

(a)
you confirm and warrant that you are either: (i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act; (ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; (iii) a person associated with the company under section 708(12) of the Corporations Act; or (iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)
you warrant and agree that you will not offer any of the Series X Bonds offered hereby for resale in Australia within 12 months of such Series X Bonds being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada
The Series X Bonds offered hereby may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series X Bonds offered hereby must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The Series X Bonds offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series X Bonds offered hereby or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series X Bonds offered hereby or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Series X Bonds offered hereby in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Series X Bonds offered hereby. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
United Arab Emirates
This prospectus supplement and the accompanying base prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and

Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).
This prospectus supplement and the accompanying base prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Series X Bonds offered hereby have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.
The issue and/or sale of the Series X Bonds offered hereby has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.
United Kingdom
The Series X Bonds offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined the Conduct of Business Sourcebook of the handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (the “FCA Handbook”) rule 3.4.1; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act of 2018 (the “EUWA”); (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); or (iv) not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”). For purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Series X Bonds offered hereby to be offered so as to enable an investor to decide to purchase the Series X Bonds offered hereby. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Series X Bonds offered hereby or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Series X Bonds offered hereby or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POAT Regulations or the Admission to Trading on a Regulated Market Sourcebook of the FCA Handbook, has not been approved by the UK’s Financial Conduct Authority and should not be relied on and should not be construed as an offer (or any other form of marketing).
In the UK, this prospectus supplement and the accompanying prospectus are only being distributed to and is only directed at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POAT Regulations) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and/or (ii) who are high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) through (d) of the Order (all such persons together being referred to as “relevant persons”). The Series X Bonds offered hereby are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Series X Bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents. This prospectus supplement has been prepared on the basis that any offer of Series X Bonds offered hereby in the UK will be made pursuant to an exemption under the POAT Regulations. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the POAT Regulations.
Each underwriter has represented and agreed that:
(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Series X Bonds offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and
(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series X Bonds offered hereby in, from or otherwise involving the UK.
Japan
The Series X Bonds offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Series X Bonds offered hereby, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Republic of Korea
The Series X Bonds offered hereby have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and such Series X Bonds have been and will be offered in Korea as a private placement under the FSCMA. None of the Series X Bonds offered hereby may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re- offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the Series X Bonds offered hereby, any acquirer of the Series X Bonds offered hereby who was solicited to buy such Series X Bonds in Korea is prohibited from transferring any of the Series X Bonds offered hereby to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Series X Bonds offered hereby shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Series X Bonds offered hereby.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series X Bonds offered hereby have not been and will not be circulated or distributed, nor have the Series X Bonds offered hereby been or will the Series X Bonds offered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the Series X Bonds offered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, Securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Series X Bonds offered hereby pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of bonds, we have determined, and hereby notify all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)) that the Series X Bonds offered hereby are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Series X Bonds offered hereby. The Series X Bonds offered hereby may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Series X Bonds offered hereby to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Series X Bonds offered hereby constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Series X Bonds offered hereby or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Series X Bonds offered hereby have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Series X Bonds offered hereby in Taiwan.

LEGAL OPINIONS
Ropes & Gray LLP, Boston, Massachusetts, counsel to the Company, Kerry Tomasevich, Esq., Assistant General Counsel of Eversource Energy Service Company, a service company affiliate of the Company, and Assistant Secretary of Eversource Energy, and counsel to the Company, Erik Newman, Esq., Principal Counsel of Eversource Energy Service Company, and Choate, Hall & Stewart LLP, Boston, Massachusetts, counsel to the underwriters, will pass on certain legal matters relating to the Series X Bonds offered hereby. Mr. Tomasevich and Mr. Newman each owns and has other interests in common shares and other equity awards of Eversource Energy.
EXPERTS
The consolidated financial statements of Public Service Company of New Hampshire and subsidiaries, as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to Public Service Company of New Hampshire’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
EVERSOURCE ENERGY
Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares,
Warrants, Share Purchase Contracts, Share Purchase Units
THE CONNECTICUT LIGHT AND POWER COMPANY
First and Refunding Mortgage Bonds
NSTAR ELECTRIC COMPANY
Debt Securities
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
First Mortgage Bonds

Eversource Energy may from time to time offer and sell, in one or more classes or series, separately or together, and in amounts, at prices and on other terms and conditions that will be determined at the time of the offering, Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units, or any combination of the foregoing, either individually or as units comprised of two or more other securities. Senior Notes, Junior Subordinated Notes, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units may be convertible into or exchangeable for Common Shares or other securities.
In addition, The Connecticut Light and Power Company may from time to time offer and sell First and Refunding Mortgage Bonds; NSTAR Electric Company may from time to time offer and sell Debt Securities; and Public Service Company of New Hampshire may from time to time offer and sell First Mortgage Bonds. These securities may be offered and sold in one or more classes or series, separately or together, and in amounts, at prices and on other terms and conditions that will be determined at the time of the offering. Each of The Connecticut Light and Power Company, NSTAR Electric Company and Public Service Company of New Hampshire is doing business as Eversource Energy.
The common shares of Eversource Energy are listed on the New York Stock Exchange under the symbol “ES.” Unless otherwise indicated in a prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.
We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 5 and included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before investing in our securities.
We may offer these securities directly or through underwriters, agents or dealers, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements or commissions. See the “Plan of Distribution” section beginning on page 41 of this prospectus for more information.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 20, 2026.

PROSPECTUS
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the Registrants filed with the Securities and Exchange Commission (SEC) utilizing an automatic shelf registration process. Under this shelf process, each Registrant may, from time to time, sell any one or a combination of its securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.
The prospectus supplement may also add, update or change information contained in this prospectus, including information about the Registrants. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of the applicable document. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with the additional information described in this prospectus under the caption “Where You Can Find More Information.”
For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
In this prospectus, “Eversource Energy” or the “Company” refers to Eversource Energy, a voluntary association and Massachusetts business trust; “CL&P” refers to The Connecticut Light and Power Company, doing business as Eversource Energy; “NSTAR Electric” refers to NSTAR Electric Company, doing business as Eversource Energy; and “PSNH” refers to Public Service Company of New Hampshire, doing business as Eversource Energy. The terms “we,” “us” and “our” refer to Eversource Energy when discussing the securities to be issued by Eversource Energy; CL&P when discussing the securities to be issued by CL&P; NSTAR Electric when discussing the securities to be issued by NSTAR Electric; and PSNH when discussing the securities to be issued by PSNH, and collectively to all the Registrants where the context requires. “Registrants” refers to Eversource Energy, CL&P, NSTAR Electric and PSNH, collectively.

WHERE YOU CAN FIND MORE INFORMATION
Eversource Energy, CL&P, NSTAR Electric and PSNH are subject to the informational requirements of the Securities Exchange Act of l934, as amended (Exchange Act), and therefore each Registrant files annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s home page at http://www.sec.gov. Copies of these filings are also available at our website: http://www.eversource.com. Information contained on or available through our website is not a part of this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. Each Registrant incorporates by reference the documents listed below related to such Registrant and any future filings such Registrant makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed with the SEC pursuant to its rules and regulations, until we sell all the securities to which this prospectus relates, or the offering is otherwise terminated.
Eversource Energy:
•
Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026.

•
Current Report on Form 8-K, filed with the SEC on January 30, 2026.

CL&P:
•
Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026.

•
Current Report on Form 8-K, filed with the SEC on January 30, 2026.

NSTAR Electric:
•
Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026.

•
Current Report on Form 8-K, filed with the SEC on January 30, 2026.

PSNH:
•
Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026.

•
Current Report on Form 8-K, filed with the SEC on January 30, 2026.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement modifies, supersedes or replaces such statement.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will deliver this information upon written or oral request and provide this information at no cost to the requester. You should direct your requests to:
Matthew P. Fallon
Assistant Treasurer, Corporate Finance and Cash Management
Eversource Energy
247 Station Drive
Westwood, MA 02090
(860) 665-6242

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995
We make statements in this prospectus and in the documents we incorporate by reference that are statements concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in our forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to:
•
cyber events or breaches, including acts of war or terrorism, affecting our systems or the systems of third parties on which we rely,

•
unauthorized access to, and the misappropriation of, confidential and proprietary Company, customer, employee, financial or system operating information,

•
actions or inaction of local, state and federal regulatory, public policy and taxing bodies,

•
changes in laws, regulations, Presidential executive orders or regulatory policy, including compliance with laws and regulations, which may impact the cost of compliance and strategic initiatives of the Company,

•
adverse publicity, which can harm our reputation, influence legislative and regulatory bodies, and result in unfavorable outcomes,

•
variability in the costs and final investment returns of the Revolution Wind and South Fork Wind offshore wind projects as it relates to the purchase price post-closing adjustment under the terms of the sale agreement for these projects,

•
the ability to qualify for investment tax credits,

•
extreme weather, including severe storms, due to the impacts of climate change, and fluctuations in weather patterns,

•
adequacy, contamination of, or disruption in, our water supplies,

•
physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems,

•
ability or inability to commence and complete our major strategic development projects and opportunities,

•
breakdown, failure of, or damage to operating equipment, information technology systems, or processes of our transmission and distribution systems,

•
changes in levels or timing of capital expenditures, including unplanned expenditures and increased capital expenditure requirements,

•
changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model,

•
substandard performance of third-party suppliers and service providers, or counterparties not meeting their obligations,

•
limits on our access to, or increases in, the cost of capital, including disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly,

•
changes in economic conditions, including impact on interest rates, tax policies, tariffs and customer demand and payment ability,

•
changes in accounting standards and financial reporting regulations,

•
actions of rating agencies, and

•
other presently unknown or unforeseen factors.

Other risk factors are detailed from time to time in reports filed by the Registrants with the SEC and we encourage you to consult such disclosures.
All such factors are difficult to predict, contain uncertainties that may materially affect our actual results, many of which are beyond the control of the Registrants. You should not place undue reliance on the forward-looking statements, each speaks only as of the date on which such statement is made, and, except as required by the federal securities laws, the Registrants undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for each Registrant’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of such Registrant or the extent to which any factor, or combination of factors, may cause actual results of such Registrant to differ materially from those contained in any forward-looking statements.

RISK FACTORS
Investing in each Registrant’s securities involves risks. Before purchasing any securities offered, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as applicable, together with all of the other information included in this prospectus and any prospectus supplements and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm or otherwise impact our financial condition, results of operations or cash flows. See also “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in this prospectus.

THE REGISTRANTS
EVERSOURCE ENERGY
Eversource Energy, a voluntary association and Massachusetts business trust, is headquartered in Boston, Massachusetts and Hartford, Connecticut and is a public utility holding company subject to the regulation of the Federal Energy Regulatory Commission (FERC) under the Public Utility Holding Company Act of 2005.
Eversource Energy is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately 3.5 million customers in Connecticut, Massachusetts and New Hampshire through three wholly-owned subsidiaries, CL&P, NSTAR Electric and PSNH, each of which is doing business as Eversource Energy, franchised retail natural gas service to more than 897,000 residential, commercial and industrial customers in Connecticut and Massachusetts through three wholly-owned indirect subsidiaries, Eversource Gas Company of Massachusetts, NSTAR Gas Company and Yankee Gas Services Company, each of which is doing business as Eversource Energy, and water services to approximately 249,000 residential, commercial, industrial, municipal and fire protection and other customers in Connecticut, Massachusetts and New Hampshire through five separate regulated water utilities, Aquarion Water Company of Connecticut, Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Abenaki Water Company and The Torrington Water Company. A portion of the storage of natural gas supply for NSTAR Gas during the winter heating season is provided by Hopkinton LNG Corp., an indirect, wholly- owned subsidiary of Eversource Energy. Eversource Energy has a service company, Eversource Energy Service Company, which provides management and support services to Eversource Energy and its subsidiaries, including CL&P, NSTAR Electric and PSNH. Eversource Energy’s subsidiaries are regulated in virtually all aspects of their business by various federal and state agencies, including the SEC, the FERC, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which each company operates.
Eversource Energy’s previous offshore wind business included 50 percent ownership interests in each of North East Offshore LLC and South Fork Class B Member, LLC. In the third quarter of 2024, Eversource sold its interest in these entities, and in doing so, sold its interests in the Revolution Wind project, the South Fork Wind project, and the Sunrise Wind project. Eversource’s current offshore wind business is comprised only of a noncontrolling tax equity investment in South Fork Wind as of the date hereof.
On January 27, 2025, Eversource Energy entered into a definitive agreement to sell Aquarion Water Company, a holding company that owns all five separate regulated water utilities described above. On November 19, 2025, the Connecticut Public Utilities Regulatory Authority (“PURA”) denied an application to approve the sale of the Aquarion Water Company. On January 15, 2026, the Connecticut Superior Court issued a decision on the appeal of PURA’s denial, sustaining the appeal and remanding back to PURA. A final decision is expected by PURA on March 25, 2026. Eversource plans to use the net proceeds from sale to pay down parent company debt.
The principal executive office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. The general business offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103. Its telephone number is (800) 286-5000.
THE CONNECTICUT LIGHT AND POWER COMPANY
The Connecticut Light and Power Company, doing business as Eversource Energy (CL&P), a Connecticut corporation, is a wholly-owned subsidiary of Eversource Energy. CL&P is engaged in the purchase, transmission, delivery and sale of electricity to its residential, commercial and industrial customers. As of December 31, 2025, CL&P furnished retail franchise electric service to approximately 1.32 million customers in 157 cities and towns in Connecticut. CL&P does not own any electric generation facilities.
The principal executive and business offices of CL&P are located at 107 Selden Street, Berlin, Connecticut 06037, and its telephone number is (800) 286-5000.

NSTAR ELECTRIC COMPANY
NSTAR Electric Company, doing business as Eversource Energy (NSTAR Electric), a Massachusetts corporation, is a wholly-owned subsidiary of Eversource Energy. NSTAR Electric is engaged in the purchase, transmission, delivery and sale of electricity to its residential, commercial and industrial customers. As of December 31, 2025, NSTAR Electric furnished retail franchise electric service to approximately 1.62 million customers in 159 cities and towns in eastern and western Massachusetts, including Boston, Cape Cod, Martha’s Vineyard and the greater Springfield metropolitan area. NSTAR Electric does not own any generating facilities used to supply customers and purchases its energy requirements from competitive energy suppliers. NSTAR Electric owns, operates and maintains a total of 70 MW of solar power facilities on twenty-two sites in Massachusetts. NSTAR Electric will sell energy from these facilities into the ISO New England Inc. (ISO-NE) market, with proceeds credited to customers. NSTAR Electric also has one wholly-owned subsidiary, Harbor Electric Energy Company, that provides retail distribution and other services to the Massachusetts Water Resources Authority.
The principal executive and business offices of NSTAR Electric are located at 800 Boylston Street, Boston, Massachusetts 02199, and its telephone number is (800) 286-5000.
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
Public Service Company of New Hampshire, doing business as Eversource Energy (PSNH), a New Hampshire corporation, is a wholly-owned subsidiary of Eversource Energy. PSNH is primarily engaged in the purchase, transmission, delivery and sale of electricity to residential, commercial and industrial customers. As of December 31, 2025, PSNH furnished retail franchise electric service to approximately 549,000 retail customers in 206 cities and towns in New Hampshire. PSNH has two active wholly-owned subsidiaries: Properties, Inc., a real estate company, and PSNH Funding LLC 3, a bankruptcy remote, special purpose, wholly-owned, consolidated subsidiary of PSNH formed solely to issue rate reduction bonds to finance PSNH’s unrecovered remaining costs associated with the divestiture of its generation assets. PSNH does not own any electric generation facilities.
The principal executive and business offices of PSNH are located at Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101, and its telephone number is (800) 286-5000.

USE OF PROCEEDS
We intend to use the net proceeds we receive from issuance of the securities offered under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness. Until we apply the proceeds from a sale of securities to the intended purposes, we may temporarily invest them in short-term, interest-bearing obligations.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY SELL
EVERSOURCE ENERGY
Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units
General.   The following is a summary description of the material terms of Eversource Energy’s Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units and the provisions of Eversource Energy’s Declaration of Trust. It also summarizes relevant provisions of the Massachusetts Business Corporation Act, or MBCA. Since the terms of our Declaration of Trust and the MBCA are more detailed than the general information provided below, we urge you to read the actual provisions of the Declaration of Trust and the MBCA. The following summary description does not purport to be complete and is subject in all respects to the MBCA and our Declaration of Trust. Our Declaration of Trust is incorporated by reference in the registration statement of which this prospectus forms a part. The particular terms of the Senior Notes, Junior Subordinated Notes, Common Shares, Preferred Shares, Warrants, Share Purchase Contracts and Share Purchase Units offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the securities so offered, will be described therein. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
Common Shares and Preferred Shares
Common Shares.   Our outstanding common shares are listed on the New York Stock Exchange (NYSE) and trade under the symbol “ES.” Any additional common shares we issue will also be listed on the NYSE. Common shareholders may receive dividends if and when declared by our Board of Trustees. Dividends may be paid in cash, shares or other form. All outstanding common shares are fully paid and non- assessable. Any additional common shares we issue will also be fully paid and non-assessable.
Each common share is entitled to one vote in the election of Trustees and other matters. Common shareholders are not entitled to cumulative voting rights. We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any.
Our transfer agent and registrar is Computershare Trust Company, N.A. You may contact them by telephone at (800) 999-7269.
Preferred Shares.   We do not currently have preferred shares authorized, although our Declaration of Trust permits the issuance of preferred shares subject to common shareholder approval. Before we can issue preferred shares, we will need to obtain authorization from our Board of Trustees and our common shareholders. If we issue preferred shares, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the SEC. The following description of the terms of the preferred shares sets forth certain general terms and provisions.
Preferred shares will have such par value, if any, such priority in liquidation, such voting rights and such other rights, privileges, preferences, restrictions and limitations as may be established by our Board of Trustees and approved by our common shareholders. In some cases, the issuance of preferred shares could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred shares could also restrict dividend payments to holders of our common shares.
The preferred shares will, when authorized and issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank on parity in all respects with any outstanding preferred shares we may have at that time and will have priority over our common shares as to dividends and distributions of assets. Therefore, the rights of any preferred share may limit the rights of the holders of our common shares.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred shares will be named in a prospectus supplement. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of the preferred shares have the right to elect Trustees or to vote on any other matter.
Warrants
We may issue warrants for the purchase of preferred shares, common shares, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for us with any holders or beneficial owners of warrants.
This summary of certain provisions of the warrants is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, in which the price of such warrants will be payable;

•
the securities purchasable upon exercise of such warrants and the price at which the securities may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of any material United States Federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Share Purchase Contracts and Share Purchase Units
We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates. The price per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, preferred shares or debt obligations of third parties, including U.S.

Treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units, including, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.
Massachusetts Law and Our Declaration of Trust
General.   We are an unincorporated voluntary association formed under Massachusetts law, a type of entity commonly referred to as a Massachusetts business trust. For most purposes, except those explicitly set forth below, a Massachusetts business trust is a common law entity governed solely by our Declaration of Trust, which constitutes a contract among the Trustees and shareholders or beneficiaries of the trust and is comparable to a certificate of incorporation and bylaws of a corporation.
Corporate Governance.   The rights of our shareholders are currently governed by Massachusetts law and our Declaration of Trust. Our Declaration of Trust provides that all matters properly brought before a shareholder meeting at which a quorum is present will be decided by the majority vote of the shares present or represented by proxy at the meeting, except as otherwise set forth in the Declaration of Trust and the provisions of any class or classes of preferred shares that may be authorized. The Declaration of Trust also provides that the Trustees may only be elected with the affirmative vote of the holders of a majority of the outstanding shares with general voting power. Currently, a vote of two-thirds of all shares outstanding and having voting power may be required to take certain actions. Our Declaration of Trust also provides for proxy access.
Amendments to Governing Documents.   Our Declaration of Trust provides that the trust may be altered, amended, added to or rescinded by the affirmative vote of at least a majority of the members of our Board of Trustees, provided that any such alteration, amendment, addition or rescission must also be approved by the affirmative vote or the written consent of the holders of at least a majority of all shares issued and outstanding and having general voting power. However, no alteration, amendment, addition or rescission adversely affecting the preferences or priorities of any preferred shares will be effective without the affirmative vote or written consent of the holders of at least a majority of the affected preferred shares.
Preemptive Rights.   Our Declaration of Trust provides that the holders of common shares and convertible securities will have preemptive rights with respect to offerings for cash of common shares or securities convertible into common shares, except with respect to:
•
common shares, or the grant of rights or options on such shares, to our Trustees, directors, officers, or employees or those of a subsidiary of ours, if the issue or grant is approved by the holders of common shares at a meeting duly held for such purpose or is authorized by and consistent with a plan previously so approved by the holders of common shares;

•
common shares issued on the conversion of convertible securities, if the convertible securities were offered or issued to holders of common shares in satisfaction of their preemptive rights or were not subject to preemptive rights;

•
common shares and convertible securities offered to shareholders in satisfaction of their preemptive rights and not purchased by those shareholders;

•
common shares or convertible securities issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of fractional shares or fractional interests in these shares;

•
common shares or convertible securities issued in connection with a merger or consolidation or pursuant to an order of a court, unless such order provides otherwise;

•
common shares or convertible securities issued in a public offering or through an underwriting;

•
common shares or convertible securities released from preemptive rights through the affirmative vote or written consent of the holders of at least two-thirds of the common shares then outstanding; or

•
common shares or convertible securities held in our treasury.

Board of Trustees.   Members of our Board of Trustees serve one-year terms and are elected annually.
Shareholder Proposals and Trustee Nominations.   Our shareholders may submit shareholder proposals and nominate candidates for the Board of Trustees if the shareholders follow advance notice procedures described in our annual proxy statement. Our Declaration of Trust also provides for proxy access.
Meetings of Shareholders.   Under our Declaration of Trust, meetings of the shareholders may be called only by the chairman of the board, the president, or a majority of the Board of Trustees or may be requested by the holders of one-tenth (1/10) in interest of all shares outstanding having a right to vote.
Indemnification of Trustees and Officers.   Our Declaration of Trust provides that we will indemnify each of our present and former Trustees and officers against any loss, liability or expense incurred in proceedings in which such person may be involved by reason of being, or having been, a Trustee or officer, except with respect to any matter as to which such person shall have been finally adjudicated in such proceeding not to have acted in good faith in the reasonable belief that such person’s action was in our best interests. If any such proceeding is disposed of by a compromise payment by any such Trustee or officer, no indemnification payment will be provided unless a determination is made that such Trustee or officer acted in good faith in the reasonable belief that such person’s action was in our best interests. Such determination must be made by either the Board of Trustees by majority vote of the quorum consisting of Trustees who were not parties to such proceeding, by our independent legal counsel in a written opinion, or by the shareholders.
Limitation on Trustee Liability.   The Declaration of Trust provides that no member of the Board of Trustees will be liable to us or our shareholders for monetary damages due to any breach of fiduciary duty, except for:
•
breaches of such person’s duty of loyalty to us or our shareholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•
any transaction from which such person derived an improper personal benefit.

Anti-takeover Statutes.   A Massachusetts anti-takeover statute, Chapter 110F of the Massachusetts General Laws, prohibits any business combination with an interested shareholder, generally a person who owns or has recently owned at least five percent of the Company’s outstanding voting shares, for three years after the person becomes an interested shareholder unless:
•
prior to the five percent purchase, the Board of Trustees approves either the five percent purchase or the proposed business combination;

•
the interested shareholder owned approximately 90 percent of the Company’s voting shares (excluding shares held by certain affiliates of the Company) after making the five percent purchase which rendered him or her an interested shareholder; or

•
the Board of Trustees and holders of two-thirds of the non-interested shares approve the business combination after the acquiror has become an interested shareholder.

Another Massachusetts anti-takeover statute, Chapter 110D of the Massachusetts General Laws, regulates the acquisition of control shares. A control share acquisition occurs when an individual aggregates a number of shares which, when added to shares already owned, would allow the acquiring person to vote at least 20 percent of the Company’s shares. Under Chapter 110D, shares acquired in this type of a transaction would have no voting rights unless a majority of non-interested shareholders specifically voted to grant the acquiring person voting rights for these shares. In general, the acquiring person as well as our officers and employee-Trustees are not permitted to vote on whether these voting rights should be granted.
Our Declaration of Trust does not address anti-takeover regulations or protections.

Senior Notes
General.   The following description sets forth certain general terms and provisions of the senior unsecured notes being registered by Eversource Energy (Senior Notes). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the Senior Note Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. The particular terms of the Senior Notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Senior Notes so offered will be described therein. References to section numbers under this caption are references to the section numbers of the Senior Note Indenture. Capitalized terms not defined herein have the meanings given to them in the Senior Note Indenture.
Senior Notes will be issued under a supplemental indenture or indentures to our indenture (the Senior Note Indenture), between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee (the Senior Note Trustee) dated as of April 1, 2002, as amended and supplemented. You may contact them at their Corporate Trust Office which, at the date hereof, is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, telephone (412) 236-1201.
The Senior Notes will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt. There is no requirement under the Senior Note Indenture that future issues of our debt securities be issued under the Senior Note Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the Senior Note Indenture or applicable to one or more issues of Senior Notes, in connection with future issues of such other debt securities.
The Senior Note Indenture does not limit the aggregate principal amount of the Senior Notes that may be issued thereunder. The Senior Note Indenture provides that the Senior Notes will be issued in one or more series as notes or debentures. The Senior Notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Senior Notes will specify:
•
the designation and aggregate principal amount of such Senior Notes;

•
the date or dates on which such Senior Notes will mature;

•
the interest rate or rates, or method of calculation of such rate or rates, on such Senior Notes, and the date from which such interest shall accrue;

•
the dates on which such interest will be payable or method by which such dates are to be determined;

•
the record dates for payments of interest;

•
any redemption terms;

•
the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Senior Notes may be repaid, in whole or in part, at our option;

•
the place or places, if any, in addition to or in the place of our office or the office of the Senior Note Trustee, where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable and where notices to us shall be sent; and

•
other specific terms applicable to such Senior Notes. (Section 301)

Unless otherwise indicated in the applicable prospectus supplement, the Senior Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof. (Section 301)
Unless otherwise indicated in the applicable prospectus supplement or as below described under “Limitation on Liens” and “Sale and Leaseback Transactions”, there are no provisions in the Senior Note Indenture or the Senior Notes that require us to redeem, or permit the holders of the Senior Notes to cause a redemption of, the Senior Notes or that otherwise protect the holders of the Senior Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of us.
Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Senior Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends to us, repurchase shares of their common stock from us or repay loans or advances made by us to them. Holders of the Senior Notes will generally have a junior position to claims of any holders of preferred stock and creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. In addition to trade debt, our subsidiaries have ongoing corporate debt programs used to finance their business activities.
Unless otherwise specified in a prospectus supplement, the supplemental indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.
Registration, Transfer, Exchange and Form.   Senior Notes of any series may be exchanged for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)
Unless otherwise indicated in the applicable prospectus supplement, Senior Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office or agency maintained for such purpose with respect to any series of Senior Notes and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Note Indenture. (Section 305)
In the event of any redemption of Senior Notes of any series, we will not be required to exchange, or register the transfer of, any Senior Notes of such series selected, called or being called for redemption except, in the case of any Senior Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 305)
Paying Agents.   We will maintain an office or agency where Senior Notes may be presented or surrendered for payment. We will give prompt written notice to the Senior Note Trustee of the location, and any change in the location, of such office or agency. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the Senior Note Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the Senior Note Trustee, and, in such event, the Senior Note Trustee shall act as our agent to receive all such presentations and surrenders. (Section 1002)
All monies paid by us to a paying agent for the payment of principal of, interest or premium, if any, on any Senior Note which remains unclaimed at the end of two years after any such principal, interest or premium shall have become due and payable will be repaid to us at our request and the Holder of such Senior Note will thereafter look only to us for payment thereof as an unsecured general creditor. (Section 1003)
Consolidation, Merger, Conveyance, Sale or Transfer.   Nothing contained in the Senior Note Indenture prevents us from consolidating with or merging into another corporation or conveying, selling or otherwise transferring our properties and assets substantially as an entirety to any Person, provided that:
•
the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance, sale or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental thereto, executed and delivered to the Senior Note Trustee, in form satisfactory to the Senior Note Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on our part to be performed or observed; and

•
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

We shall also be required to deliver to the Senior Note Trustee certificates and opinions stating that such consolidation, merger, conveyance, sale or transfer comply with the Senior Note Indenture and all relevant conditions precedent have been satisfied. (Section 801)
Limitation on Liens.   Nothing contained in the Senior Note Indenture or in the Senior Notes in any way restricts or prevents us or any of our subsidiaries from incurring any indebtedness; provided that if this covenant is made applicable to the Senior Notes of any particular series, we will not issue, assume or guarantee (including any contingent obligation to purchase) or permit to exist any notes, bonds, debentures or other evidences of indebtedness for money borrowed (Debt) secured by a mortgage, lien, pledge, security interest or other encumbrance (Lien) upon any of our property, including the capital stock of any of our subsidiaries, without effectively providing that the outstanding Senior Notes (together with, if we so determine, any other indebtedness or obligation then existing or thereafter created ranking equally with the Senior Notes) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured (provided that for purposes of providing such equal and ratable security, the principal amount of outstanding Senior Notes of any series will be such portion of the principal amount as may be specified in the terms of such series). This restriction will not, however, apply to:
•
Liens in existence on the date of the original issue of the Senior Notes to which this restriction is made applicable, including, without limitation, “stock forward” transactions;

•
Liens created solely for the purpose of securing Debt incurred to finance, refinance or refund the purchase price or cost (including the cost of construction) of property acquired after the date hereof (by purchase, construction or otherwise), or Liens in favor of guarantors of obligations or Debt representing, or incurred to finance, refinance or refund, such purchase price or cost, provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon and provided further that such Liens are created no later than 24 months after the purchase or construction;

•
Liens on any property or assets acquired from a corporation which is merged with or into us, which Liens are not created as a result of or in connection with or in anticipation of any such merger (unless such Liens were created to secure or provide for the payment of any part of the purchase price of such corporation);

•
any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); or

•
any extension, renewal or replacement of any Lien referred to in the foregoing clauses, provided that the principal amount of Debt so secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we may issue or assume Debt secured by Liens on our cash which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which does not at the time of issuance or assumption exceed $100 million. The following types of transactions shall not be deemed to create Debt secured by Liens: Liens required by any contract or statute in order to permit us to perform any contract or subcontract made by us with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments to us by such governmental unit pursuant to the provisions of any contract or statute; and share forwards with respect to our common shares accounted for as equity transactions under applicable accounting guidelines wherein the shares collateralize the forward repayment obligation. (Section 1007)
Sale and Leaseback Transactions.   If this covenant is made applicable to the Senior Notes of any series, we will not enter into any Sale and Leaseback Transaction unless either:
•
we would be entitled pursuant to the “Limitation on Liens” covenant above to create Debt secured by a Lien on the property to be leased back in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without the Senior Notes being effectively secured equally and ratably with (or prior to) that Debt; or
•
we, within 270 days after the sale or transfer of the relevant assets shall have been made, apply, in the case of a sale or transfer for cash, an amount equal to the net proceeds from the sale or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased (as determined by any two of our Trustees) to:

•
the retirement of our long-term indebtedness ranking prior to or on a parity with the Senior Notes; or

•
the investment in any property used in the ordinary course of our business.

“Attributable Value” means, as to any particular lease under which we are at any time liable as lessee and at any date as of which the amount thereof is to be determined, the amount equal to the greater of (i) the net proceeds from the sale or transfer of the property leased pursuant to the Sale and Leaseback Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to any renewal or extension options contained in the lease.
“Sale and Leaseback Transaction” means any transaction or series of related transactions relating to property now owned or hereafter acquired by us whereby we transfer the property to a person and we lease it from that person for a period, including renewals, in excess of 36 months. (Section 1012)
Modification of the Senior Note Indenture.   The Senior Note Indenture contains provisions permitting us and the Senior Note Trustee, with the consent of the holders of a majority in principal amount of the outstanding Senior Notes, of all series affected by the modification (voting as one class), to modify the Senior Note Indenture or any supplemental indenture or the rights of the holders of the Senior Notes of such series; provided that no such modification shall without the consent of the holders of each outstanding Senior Note affected thereby:
•
change the date upon which the principal of or the interest on any Senior Note is due and payable;

•
reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•
change any place of payment where, or the currency in which, any Senior Note or any premium or the interest thereon is payable;

•
impair the right to institute suit for the enforcement of any payment on or after the date such payment is due (or, in the case of redemption, on or after the date fixed for such redemption);

•
reduce the aforesaid percentage of Senior Notes, the consent of the holders of which is required for any modification of the applicable supplemental indenture or for waiver by the holders of certain of their rights; or

•
modify certain provisions of the Senior Note Indenture. (Section 902)

The Senior Note Indenture also contains provisions permitting us and the Senior Note Trustee to amend the Senior Note Indenture in certain circumstances without the consent of the holders of any Senior Notes to evidence the succession of another Person to us, the replacement of the Senior Note Trustee and for certain other purposes, including to cure any ambiguity or defect, or correct any inconsistency, in the Senior Note Indenture, or to add or change any other provisions with respect to matters or questions arising under the Senior Note Indenture or the Senior Notes, provided such changes or additions shall not adversely affect the interests of the holders of any series of the Senior Notes in any material respect, or involve a change requiring the consent of the holders of the Senior Notes described in the preceding paragraph. (Section 901)

Events of Default.   An Event of Default with respect to the Senior Notes is defined in the Senior Note Indenture as being:
•
failure to pay any interest on the Senior Notes and continuance of such failure for 30 days;

•
failure to pay the principal (or premium, if any), including the payment of principal (or premium, if any) when due pursuant to any redemption provision of the Senior Notes;

•
failure to pay any sinking fund installment, if any, pursuant to the terms of the Senior Notes, and continuance of such failure for a period of three days;

•
default in the performance, or breach, of any covenant or warranty of ours in the Senior Note Indenture (other than certain covenants or warranties a default in whose performance or whose breach is specifically dealt with elsewhere in the Senior Note Indenture or which has been expressly included in the Senior Note Indenture solely for the benefit of any series of Senior Notes other than that series) and continuance of such default or breach for a period of 90 days after written notice is given to us by the Senior Note Trustee or to us and the Senior Note Trustee by the holders of 33 percent or more in aggregate principal amount of the outstanding Senior Notes; and

•
certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving us. (Section 501)

We will be required to file with the Senior Note Trustee annually an officers’ certificate as to the existence or absence of default in performance of certain covenants in the Senior Note Indenture. (Section 1008) The Senior Note Indenture provides that the Senior Note Trustee may withhold notice to the holders of the Senior Notes of any default (except in payment of principal of (or premium, if any), or interest, if any, on, the Senior Notes or in the payment of any sinking fund installment with respect to the Senior Notes) if the Senior Note Trustee in good faith determines that it is in the interest of the holders of the Senior Notes to do so. (Section 602) The Senior Note Indenture provides that, if an Event of Default due to the default in payment of principal of (or premium, if any) or interest on the Senior Notes or in the payment of any sinking fund installment with respect to the Senior Notes, or due to the default in the performance or breach of any covenant or warranty in the Senior Note Indenture by us shall have happened and be continuing, either the Senior Note Trustee or the holders of 33 percent or more in aggregate principal amount of the outstanding Senior Notes may declare the principal amount of all the Senior Notes to be due and payable immediately, but if we shall cure all defaults and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the Senior Notes. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred and is continuing, the principal amount of all the Senior Notes shall be immediately due and payable, without any act of either the Senior Note Trustee or the holders. (Sections 502 and 513)
Subject to the provisions of the Senior Note Indenture relating to the duties of the Senior Note Trustee, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of the Senior Notes, unless such holders shall have offered to the Senior Note Trustee reasonable indemnity. (Section 603)
Subject to such provision for indemnification, the holders of a majority in principal amount of the Senior Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or exercising any trust or power conferred on the Senior Note Trustee with respect to the Senior Notes, provided, however, that if an Event of Default shall have occurred and be continuing with respect to less than all of the series of Senior Notes, the holders of a majority in aggregate principal amount of the Senior Notes of all such series, considered as one class, shall have the right to make such direction, and provided that the Senior Note Trustee shall have the right to decline to follow any such direction if the Senior Note Trustee shall determine that the action so directed conflicts with any law or the provisions of the Senior Note Indenture or if the Senior Note Trustee shall determine that such action would subject the Senior Note Trustee to personal liability or expense for which reasonable indemnity has not been provided. (Section 512)
Defeasance.   We, at our option, (a) will be Discharged from any and all obligations in respect of the Senior Notes (except for certain obligations to register the transfer or exchange of Senior Notes, replace destroyed, stolen, lost or mutilated Senior Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the Senior Note Indenture described under “— Consolidation, Merger, Conveyance, Sale or Transfer,” “— Sale and Leaseback Transactions” and “— Limitation of Liens” or to certain covenants relating to corporate existence and maintenance of properties and insurance, in each case, if:
•
We irrevocably deposit with the Senior Note Trustee, in trust, (a) money; or (b) in certain cases, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money; or (c) a combination thereof, in each case sufficient to pay and discharge:

•
the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the outstanding Senior Notes on the dates such payments are due, in accordance with the terms of the Senior Notes, or to and including the redemption date irrevocably designated by us; and

•
any mandatory sinking fund payments applicable to the Senior Notes on the day on which payments are due and payable in accordance with the terms of the Senior Note Indenture and of the Senior Notes;

•
no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

•
we deliver to the Senior Note Trustee an opinion of counsel to the effect

•
that the holders of the Senior Notes will not recognize income, gain, loss or expense for Federal income tax purposes as a result of such deposit and defeasance of certain obligations;

•
that such provision would not cause any outstanding Senior Notes then listed on any national securities exchange to be delisted as a result thereof; and

•
that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940; and

•
we have delivered to the Senior Note Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Senior Note Indenture relating to the satisfaction and discharge of the Senior Notes have been complied with. (Sections 403 and 1009)

Discharged means, with respect to the Senior Notes of any series, the discharge of the entire indebtedness represented by, and obligations of ours under, the Senior Notes of such series and in the satisfaction of all the obligations of ours under the Senior Note Indenture relating to the Senior Notes of such series, except:
•
the rights of holders of the Senior Notes of such series to receive, from the trust fund established pursuant to the Senior Note Indenture, payment of the principal of and interest and premium, if any, on the Senior Notes of such series when such payments are due;

•
our obligations with respect to the Senior Notes of such series with respect to registration, transfer, exchange and maintenance of a place of payment; and

•
the rights, powers, trusts, duties, protections and immunities of the Senior Note Trustee under the Senior Note Indenture. (Section 101)

U.S. Government Obligations means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 101)

Resignation or Removal of Senior Note Trustee.   The Senior Note Trustee may resign at any time upon written notice to us, and such resignation will take effect immediately upon the appointment of a successor Senior Note Trustee. (Sections 610 and 611)
The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Senior Note Trustee and us and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, under certain circumstances, we may remove the Senior Note Trustee upon notice to the Holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee. (Section 610)
No Recourse Against Others.   The Senior Note Indenture provides that no recourse for the payment of the principal of or any premium or interest on any Senior Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours, contained in the Senior Note Indenture or in any supplemental indenture, or in any Senior Note, or because of the creation of any indebtedness represented thereby, will be had against any Trustee, incorporator, stockholder, officer or director, as such, past, present or future, of ours or any successor corporation, either directly or through us or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and in consideration for, the execution of the Senior Note Indenture and the issuance of the Senior Notes. (Section 114) Such waiver may not be effective to waive liabilities under the Federal securities laws and we understand that it is the view of the SEC that such a waiver is against public policy.
Concerning the Senior Note Trustee.   The Senior Note Trustee under the Senior Note Indenture or affiliates of the Senior Note Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the Senior Note Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $122.0 million and $39.7 million, respectively.
Junior Subordinated Notes
General.   The following description sets forth certain general terms and provisions of the junior subordinated unsecured notes being registered by Eversource Energy (Junior Subordinated Notes). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the Junior Subordinated Note Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. The particular terms of the Junior Subordinated Notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Junior Subordinated Notes so offered will be described therein. References to section numbers under this caption are references to the section numbers of the Junior Subordinated Note Indenture. Capitalized terms not defined herein have the meanings given to them in the Junior Subordinated Note Indenture.
Junior Subordinated Notes will be issued under a supplemental indenture or indentures to an indenture (the Junior Subordinated Note Indenture), between us and The Bank of New York Mellon Trust Company, N.A., (the Junior Subordinated Note Trustee). You may contact them at their Corporate Trust Office which, at the date hereof, is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, telephone (412) 236-1201.
The Junior Subordinated Notes will rank junior to all Priority Indebtedness of the Company and may rank equally with other subordinated debt of Eversource Energy that may be outstanding from time to time. There will be no requirement under the Junior Subordinated Note Indenture that future issues of our Junior Subordinated Notes be issued under the Junior Subordinated Note Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the Junior Subordinated Note Indenture or applicable to one or more issues of Junior Subordinated Notes, in connection with future issues of such other debt securities.
The Junior Subordinated Note Indenture will not limit the aggregate principal amount of the Junior Subordinated Notes that may be issued thereunder. The Junior Subordinated Note Indenture provides that the Junior Subordinated Notes will be issued in one or more series as notes or debentures. The Junior Subordinated Notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Junior Subordinated Notes will specify:
•
the designation and aggregate principal amount of such Junior Subordinated Notes;

•
the date or dates on which such Junior Subordinated Notes will mature;

•
the interest rate or rates, or method of calculation of such rate or rates, on such Junior Subordinated Notes, and the date from which such interest shall accrue;

•
the dates on which such interest will be payable or method by which such dates are to be determined;

•
the record dates for payments of interest;

•
any redemption terms;

•
the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Notes may be repaid, in whole or in part, at our option;

•
the place or places, if any, in addition to or in the place of our office or the office of the Junior Subordinated Note Trustee, where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable and where notices to us shall be sent; and

•
other specific terms applicable to such Junior Subordinated Notes. (Section 301)

Unless otherwise indicated in the applicable prospectus supplement, the Junior Subordinated Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof. (Section 302)
Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in the Junior Subordinated Note Indenture or the Junior Subordinated Notes that will require us to redeem, or permit the holders of the Junior Subordinated Notes to cause a redemption of, the Junior Subordinated Notes or that otherwise protect the holders of the Junior Subordinated Notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of us. Any notice of redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering and/or satisfaction of a financing or change of control. In addition, if such notice of redemption is subject to satisfaction of one or more conditions precedent, such notice will state that, at our discretion, the applicable redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by such redemption date, or by such redemption date so delayed.
Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Junior Subordinated Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends to us, repurchase shares of their common stock from us or repay loans or advances made by us to them. Holders of the Junior Subordinated Notes will generally have a junior position to claims of any holders of preferred stock and creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. In addition to trade debt, our subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the supplemental indentures will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.
Subordination.   The Junior Subordinated Notes will be subordinated and junior in right of payment, to the extent set forth in the Junior Subordinated Note Indenture, to Eversource Energy’s obligations to the holders of Priority Indebtedness of the Company. If (i) we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise; (ii) a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness of the Company; or (iii) the maturity of any Priority Indebtedness of the Company has been accelerated because of a default on that Priority Indebtedness of the Company unless otherwise specified in the prospectus supplement or other offering materials, then the holders of Priority Indebtedness of the Company generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness of the Company, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness of the Company, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 1401 and 1409)
Unless Eversource Energy informs you otherwise in the applicable prospectus supplement, “Priority Indebtedness of the Company” will mean (i) any current or future indebtedness of Eversource Energy for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other similar written instruments, (ii) obligations of the Company under synthetic leases, finance leases and capitalized leases, (iii) obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of the Company, (iv) any indebtedness or other obligations of the Company with respect to derivative contracts, including arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates, and (v) any guarantees, endorsements, assumptions (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii), (iii) or (iv) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, other than obligations ranking on a parity with the Junior Subordinated Notes or ranking junior to the Junior Subordinated Notes. Priority Indebtedness of the Company does not include trade accounts payable, accrued liabilities arising in the ordinary course of business or any indebtedness of the Company to any of its Subsidiaries. (Section 101)
We may not amend the Junior Subordinated Note Indenture to change the subordination of any outstanding Priority Indebtedness of the Company without the consent of each holder of Priority Indebtedness of the Company that the amendment would adversely affect. (Section 902)
The Junior Subordinated Note Indenture does not limit the aggregate amount of Priority Indebtedness of the Company that we may issue.
Registration, Transfer, Exchange and Form.   Junior Subordinated Notes of any series may be exchanged for other Junior Subordinated Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 305)
Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer) at the office or agency maintained for such purpose with respect to any series of Junior Subordinated Notes and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Note Indenture. (Section 305)
In the event of any redemption of Junior Subordinated Notes of any series, we will not be required to exchange, or register the transfer of, any Junior Subordinated Notes of such series selected, called or being called for redemption except, in the case of any Junior Subordinated Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 305)
Paying Agents.   We will maintain an office or agency where Junior Subordinated Notes may be presented or surrendered for payment. We will give prompt written notice to the Junior Subordinated Note Trustee of the location, and any change in the location, of such office or agency. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the Junior Subordinated Note Trustee with the address thereof, such presentations and surrenders may be made or served at the corporate trust office of the Junior Subordinated Note Trustee, and, in such event, the Junior Subordinated Note Trustee shall act as our agent to receive all such presentations and surrenders. (Section 1002)
All monies paid by us to a paying agent for the payment of principal of, interest or premium, if any, on any Junior Subordinated Note which remains unclaimed at the end of two years after any such principal, interest or premium shall have become due and payable will be repaid to us at our request and the Holder of such Junior Subordinated Note will thereafter look only to us for payment thereof as an unsecured general creditor. (Section 1003)

Consolidation, Merger, Conveyance, Sale or Transfer.   Nothing contained in the Junior Subordinated Note Indenture will prevent us from consolidating with or merging into another corporation or conveying, selling or otherwise transferring our properties and assets substantially as an entirety to any Person, provided that:
•
the corporation formed by such consolidation or into which we are merged or the Person which acquires by conveyance, sale or transfer our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental thereto, executed and delivered to the Junior Subordinated Note Trustee, in form satisfactory to the Junior Subordinated Note Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Junior Subordinated Notes and the performance of every covenant of the Junior Subordinated Note Indenture on our part to be performed or observed; and

•
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

We shall also be required to deliver to the Junior Subordinated Note Trustee certificates and opinions stating that such consolidation, merger, conveyance, sale or transfer comply with the Junior Subordinated Note Indenture and all relevant conditions precedent have been satisfied. (Section 801)
Modification of the Junior Subordinated Note Indenture.   The Junior Subordinated Note Indenture contains provisions permitting us and the Junior Subordinated Note Trustee, with the consent of the holders of a majority in principal amount of the outstanding Junior Subordinated Notes, of all series affected by the modification (voting as one class), to modify the Junior Subordinated Note Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided that no such modification shall without the consent of the holders of each outstanding Junior Subordinated Note affected thereby:
•
change the date upon which the principal of or the interest on any Junior Subordinated Note is due and payable;

•
reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•
change any place of payment where, or the currency in which, any Junior Subordinated Note or any premium or the interest thereon is payable;

•
impair the right to institute suit for the enforcement of any payment on or after the date such payment is due (or, in the case of redemption, on or after the date fixed for such redemption);

•
reduce the aforesaid percentage of Junior Subordinated Notes, the consent of the holders of which is required for any modification of the applicable supplemental indenture or for waiver by the holders of certain of their rights; or

•
modify certain provisions of the Junior Subordinated Note Indenture. (Section 902)

The Junior Subordinated Note Indenture also contains provisions permitting us and the Junior Subordinated Note Trustee to amend the Junior Subordinated Note Indenture in certain circumstances without the consent of the holders of any Junior Subordinated Notes to evidence the succession of another Person to us, the replacement of the Junior Subordinated Note Trustee and for certain other purposes, including to cure any ambiguity or defect, or correct any inconsistency, in the Junior Subordinated Note Indenture, or to add or change any other provisions with respect to matters or questions arising under the Junior Subordinated Note Indenture or the Junior Subordinated Notes, provided such changes or additions shall not adversely affect the interests of the holders of any series of the Junior Subordinated Notes in any material respect, or involve a change requiring the consent of the holders of the Junior Subordinated Notes described in the preceding paragraph. (Section 901)
Events of Default.   An Event of Default with respect to the Junior Subordinated Notes is defined in the Junior Subordinated Note Indenture as being:
•
failure to pay any interest on the Junior Subordinated Notes and continuance of such failure for 30 days;

•
failure to pay the principal (or premium, if any), including the payment of principal (or premium, if any) when due pursuant to any redemption provision of the Junior Subordinated Notes and continuance of such failure for three days;

•
failure to pay any sinking fund installment, if any, pursuant to the terms of the Junior Subordinated Notes, and continuance of such failure for a period of three days;

•
default in the performance, or breach, of any covenant or warranty of ours in the Junior Subordinated Note Indenture (other than certain covenants or warranties a default in whose performance or whose breach is specifically dealt with elsewhere in the Junior Subordinated Note Indenture or which has been expressly included in the Junior Subordinated Note Indenture solely for the benefit of any series of Junior Subordinated Notes other than that series) and continuance of such default or breach for a period of 90 days after written notice is given to us by the Junior Subordinated Note Trustee or to us and the Junior Subordinated Note Trustee by the holders of 33 percent or more in aggregate principal amount of the outstanding Junior Subordinated Notes; and

•
certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving us. (Section 501)

We will be required to file with the Junior Subordinated Note Trustee annually an officers’ certificate as to the existence or absence of default in performance of certain covenants in the Junior Subordinated Note Indenture. (Section 1007) The Junior Subordinated Note Indenture provides that the Junior Subordinated Note Trustee may withhold notice to the holders of the Junior Subordinated Notes of any default (except in payment of principal of (or premium, if any), or interest, if any, on, the Junior Subordinated Notes or in the payment of any sinking fund installment with respect to the Junior Subordinated Notes) if the Junior Subordinated Note Trustee in good faith determines that it is in the interest of the holders of the Junior Subordinated Notes to do so. (Section 602) The Junior Subordinated Note Indenture provides that, if an Event of Default due to the default in payment of principal of (or premium, if any) or interest on the Junior Subordinated Notes or in the payment of any sinking fund installment with respect to the Junior Subordinated Notes, or due to the default in the performance or breach of any covenant or warranty in the Junior Subordinated Note Indenture by us shall have happened and be continuing, either the Junior Subordinated Note Trustee or the holders of 33 percent or more in aggregate principal amount of the outstanding Junior Subordinated Notes may declare the principal amount of all the Junior Subordinated Notes to be due and payable immediately, but if we shall cure all defaults and certain other conditions are met, such declaration may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the Junior Subordinated Notes. If an Event of Default due to certain events of bankruptcy, insolvency or reorganization has occurred and is continuing, the principal amount of all the Junior Subordinated Notes shall be immediately due and payable, without any act of either the Junior Subordinated Note Trustee or the holders. (Sections 502 and 513)
Subject to the provisions of the Junior Subordinated Note Indenture relating to the duties of the Junior Subordinated Note Trustee, the Junior Subordinated Note Trustee will be under no obligation to exercise any of its rights or powers under the Junior Subordinated Note Indenture at the request or direction of any of the holders of the Junior Subordinated Notes, unless such holders shall have offered to the Junior Subordinated Note Trustee reasonable indemnity. (Section 603)
Subject to such provision for indemnification, the holders of a majority in principal amount of the Junior Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Note Trustee, or exercising any trust or power conferred on the Junior Subordinated Note Trustee with respect to the Junior Subordinated Notes, provided, however, that if an Event of Default shall have occurred and be continuing with respect to less than all of the series of Junior Subordinated Notes, the holders of a majority in aggregate principal amount of the Junior Subordinated Notes of all such series, considered as one class, shall have the right to make such direction, and provided that the Junior Subordinated Note Trustee shall have the right to decline to follow any such direction if the Junior Subordinated Note Trustee shall determine that the action so directed conflicts with any law or the provisions of the Junior Subordinated Note Indenture or if the Junior Subordinated Note Trustee shall determine that such action would subject the Junior Subordinated Note Trustee to personal liability or expense for which reasonable indemnity has not been provided. (Section 512)

Defeasance.   We, at our option, (a) will be Discharged from any and all obligations in respect of the Junior Subordinated Notes (except for certain obligations to register the transfer or exchange of Junior Subordinated Notes, replace destroyed, stolen, lost or mutilated Junior Subordinated Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the Junior Subordinated Note Indenture described under “— Consolidation, Merger, Conveyance, Sale or Transfer” or to certain covenants relating to corporate existence and maintenance of properties and insurance, in each case, if:
•
We irrevocably deposit with the Junior Subordinated Note Trustee, in trust, (a) money; or (b) in certain cases, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money; or (c) a combination thereof, in each case sufficient to pay and discharge:

•
the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on the outstanding Junior Subordinated Notes on the dates such payments are due, in accordance with the terms of the Junior Subordinated Notes, or to and including the redemption date irrevocably designated by us; and

•
any mandatory sinking fund payments applicable to the Junior Subordinated Notes on the day on which payments are due and payable in accordance with the terms of the Junior Subordinated Note Indenture and of the Junior Subordinated Notes;

•
no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;

•
we deliver to the Junior Subordinated Note Trustee an opinion of counsel to the effect;

•
that the holders of the Junior Subordinated Notes will not recognize income, gain, loss or expense for Federal income tax purposes as a result of such deposit and defeasance of certain obligations;

•
that such provision would not cause any outstanding Junior Subordinated Notes then listed on any national securities exchange to be delisted as a result thereof; and

•
that the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940; and

•
we have delivered to the Junior Subordinated Note Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Junior Subordinated Note Indenture relating to the discharge and defeasance of the Junior Subordinated Notes have been complied with. (Sections 403)

Discharged means, with respect to the Junior Subordinated Notes of any series, the discharge of the entire indebtedness represented by, and obligations of ours under, the Junior Subordinated Notes of such series and in the satisfaction of all the obligations of ours under the Junior Subordinated Note Indenture relating to the Junior Subordinated Notes of such series, except:
•
the rights of holders of the Junior Subordinated Notes of such series to receive, from the trust fund established pursuant to the Junior Subordinated Note Indenture, payment of the principal of and interest and premium, if any, on the Junior Subordinated Notes of such series when such payments are due;

•
our obligations with respect to the Junior Subordinated Notes of such series with respect to registration, transfer, exchange and maintenance of a place of payment; and

•
the rights, powers, trusts, duties, protections and immunities of the Junior Subordinated Note Trustee under the Junior Subordinated Note Indenture. (Section 101)

U.S. Government Obligations means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 101)
Resignation or Removal of Junior Subordinated Note Trustee.   The Junior Subordinated Note Trustee may resign at any time upon 30 days prior written notice to us, and such resignation will take effect immediately upon the appointment of a successor Junior Subordinated Note Trustee. (Sections 610 and 611)
The Junior Subordinated Note Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered 30 days prior to its effectiveness to the Junior Subordinated Note Trustee and us and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Junior Subordinated Notes. In addition, under certain circumstances, we may remove the Junior Subordinated Note Trustee upon notice to the holder of each Junior Subordinated Note outstanding and the Junior Subordinated Note Trustee, and appointment of a successor Junior Subordinated Note Trustee. (Section 610)
No Recourse Against Others.   The Junior Subordinated Note Indenture provides that no recourse for the payment of the principal of or any premium or interest on any Junior Subordinated Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours, contained in the Junior Subordinated Note Indenture or in any supplemental indenture, or in any Junior Subordinated Note, or because of the creation of any indebtedness represented thereby, will be had against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of ours or any successor corporation, either directly or through us or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is expressly waived and released as a condition of, and in consideration for, the execution of the Junior Subordinated Note Indenture and the issuance of the Junior Subordinated Notes. (Section 114) Such waiver may not be effective to waive liabilities under the Federal securities laws and we understand that it is the view of the SEC that such a waiver is against public policy.
Concerning the Junior Subordinated Note Trustee.   The Junior Subordinated Note Trustee under the Junior Subordinated Note Indenture or affiliates of the Junior Subordinated Note Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the Junior Subordinated Note Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $122.0 million and $39.7 million, respectively.
THE CONNECTICUT LIGHT AND POWER COMPANY
The CL&P Bonds
General.   The following description sets forth certain general terms and provisions of the first and refunding mortgage bonds being registered by CL&P (CL&P Bonds). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the CL&P Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. The particular terms of the CL&P Bonds offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the CL&P Bonds so offered, will be described therein. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
We will issue the CL&P Bonds in one or more series under our Indenture of Mortgage and Deed of Trust, between us and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the CL&P Bond Trustee), dated as of May 1, 1921, as amended and restated in 2005 and as supplemented and as it is to be further supplemented by one or more Supplemental Indentures, each of which would relate to one or more series of the CL&P Bonds. In this prospectus, we will refer to the Indenture of Mortgage and Deed of Trust, as amended and restated and supplemented, as the “CL&P

Indenture” and we will refer to any Supplemental Indenture that will supplement the Indenture as a “Supplemental Indenture.”
Amendment and Restatement of the CL&P Indenture.   The CL&P Indenture was amended and restated substantially in its entirety on April 7, 2005. Certain provisions of such amendment (the B Provisions), however, require the consent of the holders of 100 percent in principal amount of all CL&P Bonds outstanding under the CL&P Indenture in order to become effective. The B Provisions will become effective automatically upon receipt of such requisite 100 percent consent. We have already obtained the required approval for the B Provisions from the Connecticut Department of Public Utility Control.
Each holder of CL&P Bonds issued after 2004 (including any CL&P Bonds offered by any prospectus supplement and any CL&P Bonds offered by any future prospectus), solely by virtue of its acquisition of such CL&P Bonds, including as an owner of a book-entry or other beneficial interest therein, will have and be deemed to have consented, without the need for any further action or consent by such holder, to the B Provisions. We presently do not expect to receive the requisite 100 percent consent for the B Provisions, and therefore do not expect the B Provisions to become effective, until 2034, when the last series of CL&P Bonds outstanding issued before 2005 mature.
Accordingly, presented below are summary descriptions of the CL&P Bonds and the CL&P Indenture — as now in effect and as they will be in effect following receipt of the requisite bondholder consent, when the B Provisions become effective.
THERE ARE MATERIAL DIFFERENCES BETWEEN THE CL&P INDENTURE AS NOW IN EFFECT AND AS IT WILL BE IN EFFECT WHEN THE B PROVISIONS BECOME EFFECTIVE, AND YOU ARE ADVISED TO CAREFULLY READ THE SUMMARIES BELOW TO UNDERSTAND THE IMPACT OF THE B PROVISIONS. THE SUMMARY DESCRIPTION OF THE PROVISIONS OF THE CL&P INDENTURE AND OF THE B PROVISIONS WHICH FOLLOWS DOES NOT PURPORT TO BE COMPLETE OR TO COVER ALL OF THE PROVISIONS THEREOF. COPIES OF THE CL&P INDENTURE, INCLUDING THE B PROVISIONS, ARE AVAILABLE FROM US AND REFERENCE IS MADE TO THE CL&P INDENTURE, INCLUDING THE B PROVISIONS. FOR A COMPLETE STATEMENT OF THE APPLICABLE PROVISIONS, THE CL&P INDENTURE, INCLUDING THE B PROVISIONS, IS INCLUDED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.
General Terms of the CL&P Bonds.   The prospectus supplement with respect to each series of CL&P Bonds will set forth the maturity date, interest rate, interest payment dates, record dates and other specific terms and provisions for such series.
The CL&P Bonds are to be issued only in the form of fully registered bonds without coupons in denominations of $1,000 or multiples thereof and may be presented for exchange for a like aggregate principal amount of the same series of CL&P Bonds of other authorized denominations and for transfer at the principal office of the CL&P Bond Trustee in New York City without payment in either case of any charge other than for any tax or other governmental charges required to be paid by us.
Security.   The CL&P Indenture constitutes a first mortgage lien (subject to liens permitted by the CL&P Indenture) on substantially all of our physical property and franchises, including our generating stations, if any are acquired in the future, and our transmission and distribution facilities. We currently do not own any generating stations. Subject to the provisions of the Federal Bankruptcy Code, the CL&P Indenture will also constitute a lien on after-acquired property, although in states other than Connecticut it may be necessary to comply with applicable recording requirements to perfect the lien on after-acquired property. The CL&P Indenture also permits after-acquired property to be subject to liens prior to that of the CL&P Indenture. The security afforded by the CL&P Indenture is for the equal and ratable protection of all our presently outstanding CL&P Bonds and any CL&P Bonds which may hereafter be issued under the CL&P Indenture.
The B Provisions would continue the existing first mortgage lien of the CL&P Indenture, but would expand both the types of property excepted from the lien and the types of permitted liens. We believe that these changes will not have a material effect on the security afforded by the mortgage lien on the property subject thereto. However, the B Provisions also would exclude any generating properties from the lien of the

CL&P Indenture. Although this is not significant at present because we own no generating properties, if any such properties are acquired or constructed in the future, after effectiveness of the B Provisions, such properties would not be subject to the lien of the CL&P Indenture unless we chose to take such action.
Unlike the current provisions of the CL&P Indenture, the B Provisions would permit us to issue certain debt other than CL&P Bonds that would be secured by liens on the mortgaged property that are equal with or prior to the lien of the CL&P Indenture. We believe that this change will not have a material effect on the security provided by the CL&P Indenture, because we may only issue such equal or prior secured debt in an aggregate principal amount up to 3 percent of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the CL&P Indenture, plus (2) certain cash then on deposit with the CL&P Bond Trustee. This issuance requirement would not apply to our assumption of debt secured by a lien existing (or created concurrently) on property we acquire, and there would be no limit on the amount of equal or prior secured debt that we could so assume. However, the test for the issuance of additional CL&P Bonds, as described below under “— Issuance Test for New CL&P Bonds,” in effect, counts all outstanding equal or prior secured debt against our ability to issue additional CL&P Bonds.
Under certain limited circumstances, the lien of the CL&P Indenture on real property in Connecticut acquired by us after June 3, 1985 could be subordinated to a lien in favor of the State of Connecticut pursuant to a Connecticut law (Connecticut General Statutes Section 22a-452a) providing for such a lien for reimbursement for expenses incurred in containing, removing or mitigating hazardous waste. Although we presently own no property outside of Connecticut, if we acquire such property it is likely that comparable environmental lien subordination statutes would apply to any such property in other states.
Redemption Provisions.   Unless otherwise provided in the supplemental indenture under which a series of the CL&P Bonds is issued and the related prospectus supplement, each series of CL&P Bonds will be redeemable at our option as a whole or in part at any time upon at least 30 days’ prior written notice given by mail as provided in the CL&P Indenture at redemption prices (expressed in percentages of principal amount) that will be set forth in the Supplemental Indenture and the prospectus supplement with respect to such series, together in each case with accrued and unpaid interest to the redemption date.
Issuance Test for New CL&P Bonds.   The CL&P Indenture permits issuance of new CL&P Bonds under the CL&P Indenture in an unlimited amount so long as, after giving effect to such issue, the aggregate amount of all outstanding CL&P Bonds and “secured debt” (generally, debt secured by a lien equal with or prior to the lien of the CL&P Indenture) in each case outstanding on the issuance date, does not exceed 75 percent of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the CL&P Indenture and (2) certain cash then on deposit with the CL&P Bond Trustee in each case calculated as of the most recent balance sheet date.
Sinking and Improvement Fund.   The CL&P Indenture does not contain a sinking and improvement fund requirement.
Replacement Fund.   The CL&P Indenture does not contain a replacement fund requirement.
Withdrawal or Application of Cash.   Cash deposited with the CL&P Bond Trustee can be applied or withdrawn by us at any time so long as there is no default under the CL&P Indenture and so long as, after giving effect to such withdrawal, we could then issue at least $1.00 of additional CL&P Bonds under the test for the issuance of additional CL&P Bonds (described above under “Issuance Test for New CL&P Bonds”).
Release of Property.   Property may be released upon compliance with the same requirements applicable to the withdrawal of cash deposited with the CL&P Bond Trustee described above under “Withdrawal or Application of Cash.” The CL&P Indenture also permits dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the CL&P Bond Trustee. If we retain any interest in any property released from the lien of the CL&P Indenture, the CL&P Indenture will not constitute a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof.
The B Provisions would provide simplified procedures for the release of minor properties.
Dividend Restrictions.   The CL&P Indenture does not contain a dividend restriction.

Default.   The CL&P Indenture provides that the following events will constitute “events of default” thereunder: (i) failure to pay principal; (ii) failure for 90 days to pay interest; (iii) failure to perform any of the other CL&P Indenture covenants for 90 days after notice to us; (iv) certain events of bankruptcy, insolvency or receivership, and (v) any other event or occurrence specified as an “event of default” in the terms of a particular series of CL&P Bonds. The CL&P Indenture requires us to deliver to the CL&P Bond Trustee an annual officer’s certificate as to compliance with certain provisions of the CL&P Indenture.
The CL&P Indenture provides that, if any event of default exists, the holders of a majority in principal amount of the CL&P Bonds outstanding may, after tender to the CL&P Bond Trustee of indemnity satisfactory to it, direct the sale of the mortgaged property.
Modification of the CL&P Indenture.   The CL&P Indenture may be supplemented or amended to convey additional property, to state indebtedness of companies merged, to add further limitations to the CL&P Indenture, to evidence a successor company, or to make such provision in regard to questions arising under the CL&P Indenture as may be necessary or desirable and not inconsistent with its terms. The CL&P Indenture may also be amended without bondholder consent if the changes do not adversely affect the interests of the holders of any series of CL&P Bonds in any material respect.
The CL&P Indenture also permits the modification, with the consent of holders of 66 2∕3 percent of the CL&P Bonds affected, of any provision of the CL&P Indenture, except that (a) no such modification may effect a reduction of such percentage unless all bondholders consent, (b) no such modification may effect the creation of a lien equal with or prior to that of the CL&P Indenture unless all bondholders consent, (c) no bondholder who refuses to consent may be deprived of his security and (d) our obligations as to the maturities, payment of principal, interest or premium and other terms of payment may not be modified unless all affected bondholders consent.
The B Provisions would remove the 66 2∕3 percent consent requirement and permit modifications with the consent of holders of a majority of the CL&P Bonds so affected, but generally retains the restrictions described in (a) and (d) of the preceding paragraph. Under the B Provisions, the restriction described in (b) of the preceding paragraph would become inapplicable because the B Provisions also would permit the creation of a lien equal with or prior to that of the CL&P Indenture (as described above in the third paragraph under “Security”). The B Provisions also generally retains the restriction described in (c) of the preceding paragraph, but would permit, without bondholder consent, modifications that release the lien of the CL&P Indenture on mortgaged property having an aggregate value not greater than 10 percent of the aggregate value of all mortgaged property at the time the B Provisions become effective.
NSTAR ELECTRIC COMPANY
Debt Securities
We will issue the debt securities under an indenture (NSTAR Electric Indenture) dated as of September 1, 1988, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to the Bank of New York, as successor to Bank of Montreal Trust Company), as trustee (NSTAR Electric Trustee). A copy of the NSTAR Electric Indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus.
The following summary of provisions of the NSTAR Electric Indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the NSTAR Electric Indenture.
The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.
The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of NSTAR Electric.
General.   We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the NSTAR Electric Indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue.
The prospectus supplement will include the particular terms of the debt securities, including:
•
the title and series designation;

•
the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

•
any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

•
the date from which any interest shall accrue;

•
any interest payment dates;

•
the stated maturity date or dates on which principal is payable;

•
whether the debt securities are to be issued in global form;

•
any sinking fund requirements;

•
any provisions for redemption, and the redemption price or prices;

•
the denominations in which the debt securities shall be issuable;

•
whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•
the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•
whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•
if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•
any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•
the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

•
any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•
any additional or different covenants that apply to debt securities of the series; and

•
any other terms of the debt securities.

We may issue debt securities as “original issue discount securities,” which bear either no interest or interest at a rate that at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the NSTAR Electric Indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.
The covenants contained in the NSTAR Electric Indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

Events of Default.   The following are “events of default” under the NSTAR Electric Indenture with respect to any series of debt securities:
•
default in the payment of any principal or premium when due and when that default has continued for three business days;

•
default in the payment of any interest when due, which continues for 30 days;

•
default in the deposit of any sinking fund payment when due and when that default has continued for three business days;

•
default in the performance of any other obligation contained in the NSTAR Electric Indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

•
default in the payment of other indebtedness of $10,000,000 or more at its stated maturity;

•
acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

•
specified events in bankruptcy, insolvency or reorganization; and

•
any other event of default provided with respect to debt securities of that series.

If an event of default under the NSTAR Electric Indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 33 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:
•
in the payment of any amounts due and payable under the debt securities of that series; or

•
in an obligation contained in, or a provision of, the NSTAR Electric Indenture which cannot be modified under the terms of the NSTAR Electric Indenture without the consent of each holder of outstanding debt securities of the affected series.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the NSTAR Electric Indenture. Before proceeding to exercise any right or power under the NSTAR Electric Indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the NSTAR Electric Indenture or for any remedy thereunder, if:
•
that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

•
the holders of not less than 33 percent in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

•
the trustee shall have failed to institute the proceeding within 60 days; and

•
the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60‑day period.

However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.
We are required to furnish to the trustee annually a statement as to the performance of our obligations under the NSTAR Electric Indenture and as to any default in such performance.
Modification and Waiver.   The NSTAR Electric Indenture may be modified and amended by us and the trustee through a supplemental indenture. Any modification must have the consent of holders of at least a majority of the principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify the NSTAR Electric Indenture to:
•
change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

•
reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•
impair the right to institute suit for the enforcement of any payment with respect to any debt security;

•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the NSTAR Electric Indenture or to waive compliance with certain provisions of the NSTAR Electric Indenture;

•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default; or

•
change any obligation of ours to maintain an office or agency in each place of payment.

Consolidation, Merger and Sale of Assets.   We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:
•
the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the NSTAR Electric Indenture;

•
we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the NSTAR Electric Indenture; and

•
other specified conditions are met.

Concerning the NSTAR Electric Trustee.   The Bank of New York Mellon Trust Company, N.A. (as successor to the Bank of New York, as successor to Bank of Montreal Trust Company) is the trustee and paying agent under the NSTAR Electric Indenture. The NSTAR Electric Trustee or affiliates of the NSTAR Electric Trustee are also trustees under other indentures and trust agreements of affiliates of ours. In addition, an affiliate of the NSTAR Electric Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $122.0 million and $39.7 million, respectively.
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
The PSNH Bonds
General.   The following description sets forth certain general terms and provisions of the first mortgage bonds being registered by PSNH (PSNH Bonds). The description does not purport to be complete and is subject to, and qualified in its entirety by, all of the provisions of the PSNH Indenture (as defined below), which is incorporated herein by reference and is an exhibit to the registration statement of which this prospectus is a part. The particular terms of the PSNH Bonds offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the PSNH Bonds so offered will be described therein. Capitalized terms not defined herein have the meanings given to them in the PSNH Indenture. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
The PSNH Bonds will be issued under a first mortgage indenture dated as of August 15, 1978, as amended and supplemented (the PSNH Indenture), between us and U.S. Bank Trust Company, National Association, as successor trustee (the PSNH Bond Trustee).
The PSNH Indenture provides that the PSNH Bonds will be issued in one or more series.
Amendment and Restatement of the PSNH Indenture.   The PSNH Indenture was amended and restated substantially in its entirety (the Restatement) on June 1, 2011 (the First Effective Date). Certain remaining changes in the Restatement require the consent of the holders of 100 percent of the total principal amount of all PSNH Bonds then outstanding under the PSNH Indenture. As a result, these remaining changes will not become effective until we receive the required unanimous consent (the Second Effective Date). We have already obtained the required approvals for the Restatement from the New Hampshire Public Utilities Commission (NHPUC).
Each holder of PSNH Bonds issued in and after 2007 (including any PSNH Bonds offered by any prospectus supplement and any PSNH Bonds offered by any future prospectus) solely by virtue of its acquisition of such PSNH Bonds, including as an owner of a book-entry or other beneficial interest therein, will have consented, and will be deemed to have consented, without the need for any further action or consent by such holder, to the Restatement. As of December 31, 2025, there was one series of PSNH Bonds outstanding that we have not asked to consent to the Restatement: $50 million of 5.60% First Mortgage Bonds, Series M, due October 5, 2035, which series is callable with a make-whole redemption provision. We have no present plans to redeem the Series M Bonds. Accordingly, we expect that the Second Effective Date will occur no earlier than the date on which the Series M Bonds matures in 2035.
Set forth below is a summary description of the material provisions of the PSNH Indenture, including the material changes effected on the First Effective Date and those provisions that will become effective on the Second Effective Date.
THERE ARE MATERIAL DIFFERENCES BETWEEN THE PSNH INDENTURE NOW IN EFFECT AND AS IT WILL BE IN EFFECT ON THE SECOND EFFECTIVE DATE. YOU ARE ADVISED TO READ CAREFULLY THE SUMMARY BELOW TO UNDERSTAND THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE. THE SUMMARY DESCRIPTION OF THE PSNH INDENTURE DOES NOT PURPORT TO BE COMPLETE OR TO COVER ALL OF THE PROVISIONS THEREOF. COPIES OF THE PSNH INDENTURE, INCLUDING THE PROVISIONS THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE, ARE AVAILABLE FROM US AND REFERENCE IS MADE TO THE PSNH INDENTURE, INCLUDING THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE. FOR A COMPLETE STATEMENT OF THE APPLICABLE PROVISIONS, THE PSNH INDENTURE, INCLUDING THE CHANGES THAT WILL BECOME EFFECTIVE ON THE SECOND EFFECTIVE DATE, IS INCLUDED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.
General Terms of the PSNH Bonds.   The PSNH Bonds may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of PSNH Bonds will specify:
•
the designation and aggregate principal amount of such PSNH Bonds;

•
the date or dates on which such PSNH Bonds will mature;

•
the interest rate or rates, or method of calculation of such rate or rates, on such PSNH Bonds, and the date from which such interest shall accrue;

•
the dates on which such interest will be payable or method by which such dates are to be determined;

•
the record dates for payments of interest;

•
any redemption or sinking fund terms;

•
the period or periods within which, the price or prices at which, and the terms and conditions upon which, such PSNH Bonds may be repaid, in whole or in part, at our option;

•
the place or places, if any, in addition to or in the place of our office or the office of the PSNH Bond Trustee, where the principal of (and premium, if any) and interest, if any, on such PSNH Bonds shall be payable and where notices to PSNH shall be sent; and

•
other specific terms applicable to such PSNH Bonds.

Unless otherwise indicated in the applicable prospectus supplement, the PSNH Bonds will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.
Security.   The PSNH Indenture constitutes a first mortgage lien (subject to permitted liens under the PSNH Indenture) on substantially all of our property and franchises, including our generating stations, if any are acquired in the future, and our transmission and distribution facilities. The PSNH Indenture also permits after-acquired property to be subject to liens prior to that of the PSNH Indenture. The security afforded by the PSNH Indenture is for the equal and ratable protection of all of the presently outstanding PSNH Bonds and any PSNH Bonds that we may issue in the future under the PSNH Indenture. The Restatement continued the existing first mortgage lien of the PSNH Indenture, but expanded both the types of property excepted from the lien and the types of permitted liens. We believe that these changes will not have a material effect on the security afforded by the mortgage lien on the property subject to the lien.
In addition, the Restatement permits us to issue certain debt, other than PSNH Bonds, secured by liens on the mortgaged property ranking equal with or prior to the lien of the PSNH Indenture. Until the Second Effective Date, however, such equal or prior liens will not be permitted on any material portion of the mortgaged property. Such equal or prior liens will be permitted on a material portion of the mortgaged property commencing on the Second Effective Date. We believe that this change will not have a material effect on the security provided by the PSNH Indenture because we may only issue such equal or prior secured debt in an aggregate principal amount of up to 3 percent of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture, plus (2) certain cash then on deposit with the PSNH Trustee, and then only if we would otherwise be permitted under the terms of the PSNH Indenture to issue $1.00 of additional PSNH Bonds. This issuance requirement would not apply to our assumption of debt secured by an existing lien (or a lien created concurrently) on property we acquire after the First Effective Date, and there is no limit on the amount of equal or prior secured debt that we could assume. However, after the First Effective Date, the Issuance Test for New PSNH Bonds, in effect, counts outstanding equal or prior secured debt against our ability to issue additional PSNH Bonds.
Issuance Test for New PSNH Bonds.   The PSNH Indenture permits the issuance of new PSNH Bonds under the PSNH Indenture in an unlimited amount so long as, after giving effect to such issue, the aggregate amount of all outstanding PSNH Bonds and “secured debt” (generally, debt secured by a lien equal with or prior to the lien of the PSNH Indenture) does not exceed 75 percent of the sum of (1) the lesser of the depreciated cost or fair market value of our property then subject to the lien of the PSNH Indenture plus (2) certain cash then on deposit with the PSNH Trustee, in each case calculated as of the most recent balance sheet date.
Redemption provisions.   Under the PSNH Indenture, unless otherwise provided in the supplemental indenture under which a series of PSNH Bonds is issued, each series of PSNH Bonds is redeemable at our option, as a whole or in part, at any time upon prior written notice given by mail as provided in the PSNH Indenture, at redemption prices set forth in the applicable supplemental indenture with respect to such series, together in each case with accrued and unpaid interest to the redemption date. The Restatement did not affect these redemption provisions.
Replacement Fund.   The PSNH Indenture does not contain a replacement fund requirement.

Withdrawal or Application of Cash.   Cash deposited with the PSNH Bond Trustee can be applied or withdrawn by us at any time so long as there is no default under the PSNH Indenture and so long as, after giving effect to such withdrawal, we could then issue at least $1.00 of additional PSNH Bonds under the test for the issuance of additional PSNH Bonds (described above under “Issuance Test for New PSNH Bonds”).
Release of Property.   Property may be released upon compliance with the same requirements applicable to the withdrawal of cash deposited with the PSNH Bond Trustee described above under “Withdrawal or Application of Cash.” The PSNH Indenture also permits dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the PSNH Bond Trustee. If we retain any interest in any property released from the lien of the PSNH Indenture, the PSNH Indenture will not constitute a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof.
Events of default.   The following events constitute events of default under the PSNH Indenture: (i) the failure to pay principal; (ii) the failure to pay interest for 30 days; (iii) the failure to perform any of the other PSNH Indenture covenants for 90 days after notice to us; (iv) certain events of bankruptcy, insolvency or receivership, and (v) any other event or occurrence specified as an event of default in the terms of a particular series of PSNH Bonds.
The Restatement will modify the above-described event of default provisions by increasing from 30 days to 90 days the grace period for any failure to pay interest described in clause (ii), commencing on the Second Effective Date. The PSNH Indenture provides that, if any event of default exists, the PSNH Bond Trustee or the holders of a majority in principal amount of the PSNH Bonds outstanding may declare the principal of all of the PSNH Bonds then outstanding to be immediately due and payable.
Modification of the PSNH Indenture without consent of holders.   Under the PSNH Indenture, without the consent of the holders of PSNH Bonds, we may supplement or amend the PSNH Indenture to, among other things, convey additional property, add to our covenants and agreements, evidence a successor to us, correct any defective or ambiguous provision in the PSNH Indenture, provide for the issue of PSNH Bonds of any series, comply with the rules and regulations of any securities exchange on which any of the PSNH Bonds may be listed, reflect accounting changes as appropriate to conform with generally accepted accounting principles, or modify, amend, or supplement the PSNH Indenture or any supplemental indenture to permit qualification under the Trust Indenture Act of 1939. In addition, the PSNH Indenture may be modified without the consent of holders of PSNH Bonds to (i) add any additional events of default, (ii) provide for the procedures required to permit us to utilize, at our option, a non-certificated system of registration for all or any series of PSNH Bonds, and (iii) amend and restate the PSNH Indenture, in its entirety, with additions, deletions and other changes that will not adversely affect the interests of the holders of the PSNH Bonds in any material respect.
Modification of the PSNH Indenture with consent of holders.   With the consent of the holders of not less than a majority in aggregate principal amount of the PSNH Bonds at the time outstanding (or in case one or more, but less than all, of the series of PSNH Bonds then outstanding would be materially adversely affected, with the consent of not less than a majority in aggregate principal amount of the PSNH Bonds of each series then outstanding which would be materially adversely affected by the action proposed to be taken), we may supplement the PSNH Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSNH Indenture or of any supplemental indenture. However, no such supplemental indenture may (i) change the dates for or permit the extension of time or times of payment of principal, interest or premium or the reduction in the principal amount or the rate of interest or otherwise affect the terms of payment in respect of the PSNH Bonds unless all affected holders of PSNH Bonds consent, (ii) reduce the percentage of principal amount of PSNH Bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all PSNH Bonds outstanding, or (iii) deprive the holder of any PSNH Bond outstanding of the lien of the PSNH Indenture on any material part of the trust estate without the express consent of the holder of each PSNH Bond affected thereby (except that modifications that release the lien of the PSNH Indenture on mortgaged property if the lesser of the aggregate cost or aggregate fair value of the mortgaged property to be released and previously released without consent of the holders of PSNH Bonds would not be more than

10 percent of the lesser of the aggregate cost or aggregate fair value of the mortgaged property as of the end of 2011, the calendar year in which the First Effective Date occurred, may be made without consent of the holders of PSNH Bonds).
Concerning the PSNH Bond Trustee.   The PSNH Bond Trustee under the PSNH Indenture or affiliates of the PSNH Bond Trustee, are also trustees under other indentures and trust agreements of affiliates of ours. An affiliate of the PSNH Bond Trustee is a lending party to two of our system revolving credit facilities with total commitment amounts under the facilities of approximately $140.9 million and $45.8 million, respectively.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC, or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions, dividend payments and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and any applicable indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Clearstream and Euroclear
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Clearstream or Euroclear must comply with the rules and procedures of those systems. Transactions between participants in Clearstream or Euroclear, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Clearstream and Euroclear payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Clearstream or Euroclear, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Clearstream or Euroclear, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Clearstream or Euroclear, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Clearstream or Euroclear, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Clearstream or Euroclear may not deliver instructions directly to their respective U.S. depositaries.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that have been made available to the financial community for informational purposes and that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any applicable trustee nor any agent of ours or of any applicable trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
We may sell securities through one or more underwriters or dealers, directly to one or more purchasers, in a rights offering, in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (Securities Act), to or through a market maker or into an existing trading market or an exchange or otherwise, through agents, pursuant to forward contracts or through a combination of any of these sale methods, or through any other methods described in a prospectus supplement. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds to us from the sale, if any;

•
any underwriting discounts and other items constituting underwriters’ compensation, selling commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•
any securities exchange or market on which the securities may be listed.

We may distribute the securities offered under this prospectus from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing markets prices or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements.
Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters for a sale of securities, we will enter into an underwriting agreement with the underwriters at the time of sale of those securities. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals.
The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement.
Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.
In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

LEGAL OPINIONS
Unless otherwise noted in the applicable prospectus supplement, legal opinions relating to the validity of the securities will be given by Ropes & Gray LLP, Boston, Massachusetts and Kerry J. Tomasevich, Esq., Assistant General Counsel of Eversource Energy Service Company and Assistant Secretary of Eversource Energy. We currently anticipate that Choate, Hall & Stewart LLP, Boston, Massachusetts, will pass on certain matters with respect to the securities registered for any underwriters, agents or dealers.
EXPERTS
The consolidated financial statements of Eversource Energy incorporated by reference in this Prospectus, and the effectiveness of Eversource Energy’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
The financial statements of The Connecticut Light and Power Company incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements of NSTAR Electric Company and subsidiary incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements of Public Service Company of New Hampshire and subsidiaries incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

$200,000,000
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
doing business as EVERSOURCE ENERGY
5.35% First Mortgage Bonds, Series X, due 2033

PROSPECTUS SUPPLEMENT
June  , 2026

Joint Book-Running Managers
KeyBanc Capital Markets
PNC Capital Markets LLC
US Bancorp
Co-Managers
Ramirez & Co., Inc.Siebert Williams Shank